     As filed with the Securities and Exchange Commission on March 17, 2005

                           Registration No. 333-117833

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                KELLWOOD COMPANY
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                    36-2472410
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                              600 KELLWOOD PARKWAY
                               ST. LOUIS, MO 63017
                            TELEPHONE: (314) 576-3100
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               THOMAS H. POLLIHAN
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                              600 KELLWOOD PARKWAY
                               ST. LOUIS, MO 63017
                            TELEPHONE: (314) 576-3100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------


                                   Copies to:

                                Heidi J. Steele
                           McDermott Will & Emery LLP
                             227 West Monroe Street
                               Chicago, IL 60606

                                   ----------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 FROM TIME TO TIME FOLLOWING THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.

                                ----------------

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   ----------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                         CALCULATION OF REGISTRATION FEE


                                                         PROPOSED            PROPOSED
                                         AMOUNT TO        MAXIMUM             MAXIMUM            AMOUNT OF
       TITLE OF EACH CLASS OF                BE           OFFERING           AGGREGATE          REGISTRATION
     SECURITIES TO BE REGISTERED         REGISTERED     PRICE PER UNIT     OFFERING PRICE           FEE
     ---------------------------        -------------   --------------    ------------------    ------------
3.50% Convertible Senior Debentures     $ 200,000,000     100%(1)(2)      $ 200,000,000(1)(2)       (3)
due 2034

Common Stock, par value $0.01 per        4,873,300(4)        (5)                  (5)               (5)
share, including Preferred Stock
Purchase Rights

Guarantees of our 3.50% Convertible          (6)
Senior Debentures due 2034



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(i) of the Securities Act of 1933, as amended.

(2)   Exclusive of accrued interest, if any.

(3)   Previously paid.

(4) Represents the number of shares of Common Stock that are initially issuable upon conversion of the 3.50% Convertible Senior Debentures due 2034 registered hereby, including shares of Common Stock that may be issuable upon conversion in certain circumstances. For purposes of estimating the number of shares of Common Stock issuable upon conversion of the debentures, the Registrant used a conversion rate of 24.3665 shares of Common Stock per $1,000 principal amount of the 3.50% Convertible Senior Debentures due 2034 which is the maximum number of shares of common stock issuable upon conversion if certain events occur. We have irrevocably elected, by notice to the trustee and the holders of the debentures, to satisfy in cash 100% of the accreted principal amount of debentures converted. We still may satisfy the remainder of our conversion obligation to the extent it exceeds the accreted principal amount in cash or common stock or a combination of cash and common stock. Consequently, we do not expect to issue the 4,873,300 shares registered upon conversion of the debentures but instead may issue shares to satisfy any obligations that exceed the accreted principal amount.

(5) No additional consideration will be received for the Common Stock and, therefore, no registration fee is required pursuant to Rule 457(i).

(6) The 3.50% Convertible Senior Debentures due 2034 will be the obligations of Kellwood Company and as of March 15, 2005 are guaranteed by certain subsidiaries of Kellwood Company listed on the "Table of Guarantors" on the following page. The registrants are hereby registering the guarantees. Pursuant to Rule 457(n), no registration fee is required with respect to the guarantees. The guarantees will not be traded separately.


                               TABLE OF GUARANTORS


                                          STATE OR OTHER
                                          JURISDICTION OF         I.R.S. EMPLOYER
                                         INCORPORATION OR          IDENTIFICATION
                 NAME                      ORGANIZATION                NUMBER                    ADDRESS
----------------------------------       ----------------         ----------------        -----------------------------------
Koret of California, Inc.                    California              94-1687671           505 14th St.
                                                                                          Oakland, CA 94612

American Recreation Products, Inc.           Delaware                13-3285318           1224 Fern Ridge Parkway
                                                                                          St. Louis, MO 63141

Briggs New York, Inc.                        Delaware                13-4218484           38 Guest St.
                                                                                          Boston, MA 02135

Costura Dominicana, Inc.                     Delaware                13-3067497           7005 Pelham Rd.
                                                                                          Greenville, SC 29615

Gerber Childrenswear, Inc.                   Delaware                03-0442752           7005 Pelham Rd.
                                                                                          Greenville, SC 29615

GCW Holdings, Inc.                           Delaware                58-2354913           103 Foulk Rd., Suite 200
                                                                                          Wilmington, DE 19803

GCI IP Sub, Inc.                             Delaware                58-2354915           7005 Pelham Rd.
                                                                                          Greenville, SC 29615

Halmode Apparel, Inc.                        Delaware                54-0732945           1400 Broadway, 11th Floor
                                                                                          New York, NY 10018

New Campaign, Inc.                           Delaware                54-1753667           1155 Pineridge Rd.
                                                                                          Norfolk, VA 23502

KWD Holdings, Inc.                           Delaware                51-0308637           1105 North Market St.,
                                                                                          Suite 1300
                                                                                          Wilmington, DE 19899

Sierra Designs Acquisition
  Corporation                                Delaware                43-1676379           1224 Fern Ridge Parkway
                                                                                          St. Louis, MO 63141

Biflex International, Inc.                   New York                13-1875956           180 Madison Ave., 6th Floor
                                                                                          New York, NY 10016

Dorby Frocks, Ltd.                           New York                13-1833444           1400 Broadway, 16th Floor
                                                                                          New York, NY 10018

Phat Fashions LLC                            New York                13-3901411           512 Seventh Ave., 12th Floor
                                                                                          New York, NY 10018

Phat Licensing LLC                           New York                13-4021744           512 Seventh Ave., 43rd Floor
                                                                                          New York, NY 10018

Kellwood Financial Resources, Inc.           Tennessee               62-1802806           600 Kellwood Parkway
                                                                                          Chesterfield, MO  63017

Subject to completion, Dated March 17, 2005

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAW OF ANY SUCH STATE.

                                KELLWOOD COMPANY
 $200,000,000 3.50% CONVERTIBLE SENIOR DEBENTURES DUE 2034, RELATED GUARANTEES
           AND COMMON STOCK ISSUABLE UPON CONVERSION OF THE DEBENTURES


         We issued $180,000,000 aggregate original principal amount of our 3.50% Convertible Senior Debentures due 2034 pursuant to a private placement on June 22, 2004 and an additional $20,000,000 aggregate original principal amount of the debentures pursuant to the July 1, 2004 exercise by the initial purchasers of an option granted to them. This prospectus will be used by selling securityholders to offer and resell debentures and the common stock issuable upon conversion of the debentures. We will not receive any proceeds from those resales.

         The debentures bear regular interest at an annual rate of 3.50% on the original principal amount, payable semiannually in arrears on June 15 and December 15 of each year, each an interest payment date, beginning December 15, 2004, until June 15, 2011. After June 15, 2011, we will not pay regular interest on the debentures prior to maturity. Instead, on June 15, 2034, the stated maturity date of the debentures, a holder will receive the accreted principal amount of a debenture, which will be equal to the original principal amount of $1,000 per debenture increased at a fixed yield to maturity, which until June 14, 2011 will be 0% per annum and beginning on June 15, 2011 will be 3.50% per annum or $2,221.18 at maturity. We will pay contingent interest for the period commencing on June 20, 2011 and ending December 14, 2011 and thereafter for any six-month period, if the average trading price of the debentures during the five trading day period immediately preceding the first day of the applicable period equals or exceeds 130% of the accreted principal amount of the debentures.

         Holders may convert the debentures into shares of our common stock prior to stated maturity, under the following circumstances: (1) during any fiscal quarter commencing after July 31, 2004, if the last reported sale price of our common stock is greater than or equal to 131.30% of the conversion price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter, provided that once such threshold is met, the debentures will thereafter be convertible at any time at the option of the holder, through maturity; (2) subject to certain limitations, during the five business day period after any five consecutive trading day period in which the trading price per debenture for each day of that period was less than 98% of the product of the applicable conversion rate and the last reported sale price of our common stock; (3) if we call the debentures for redemption; or (4) upon the occurrence of certain corporate transactions. On July 29, 2004, we irrevocably elected, by notice to the trustee and the holders of the debentures, to satisfy in cash 100% of the accreted principal amount of debentures converted after this date. We still may satisfy the remainder of our conversion obligation to the extent it exceeds the accreted principal amount in cash or common stock or a combination of cash and common stock.

         The conversion rate is initially 18.7434 shares of our common stock per $1,000 original principal amount of debentures, which is equivalent to an initial conversion price of $53.35 per share of common stock. The conversion rate is subject to adjustment upon the occurrence of specified events. In addition, following certain corporate transactions that occur prior to June 15, 2011 and that also constitute fundamental changes, a holder who elects to convert its debentures in connection with such corporate transactions is entitled to receive additional shares of common stock upon conversion in certain circumstances, subject to our payment elections.

         The debentures mature on June 15, 2034, unless earlier converted, redeemed or repurchased by us. We may redeem some or all of the debentures for cash, at any time and from time to time, on or after June 20, 2011 at a redemption price equal to 100% of the accreted principal amount of the debentures to be redeemed, plus accrued and unpaid interest (including contingent interest, if any) to, but excluding the redemption date. You may require us to repurchase some or all of your debentures for cash at a repurchase price equal to 100% of the accreted principal amount of the debentures to be repurchased, plus accrued and unpaid interest (including contingent interest, if any) to, but excluding, the repurchase date, on June 15, 2011, June 15, 2014, June 15, 2019, June 15, 2024 and June 15, 2029, or following a fundamental change that occurs at any time prior to their maturity as described in this prospectus.

         The debentures are our direct, unsecured and unsubordinated obligations and rank equal in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness. The debentures effectively rank junior to any of our future secured indebtedness and any of our future indebtedness that is guaranteed by our subsidiaries that are not guarantors of the debentures. Payment of principal and interest on the debentures is structurally subordinated to the liabilities of our subsidiaries.


         As of the date of this prospectus, the debentures were jointly and severally and fully and unconditionally guaranteed on an unsecured senior basis by certain of our existing domestic wholly-owned subsidiaries. If a subsidiary guarantor is released from its guarantee of our senior credit facility, then that subsidiary will also be automatically released and relieved of all of its obligations under its guarantee of the debentures as well.


         There is no public market for the debentures and we do not intend to apply for listing of the debentures on any securities exchange or for quotation of the debentures through any automated quotation system. The debentures currently trade in the PORTAL Market. However, once debentures are sold under this prospectus, those debentures will no longer trade on the PORTAL Market. Our common stock is traded on the New York Stock Exchange under the symbol "KWD." The last reported sale price for our common stock on the New York Stock Exchange on March 16, 2005 was $28.63 per share.


         INVESTING IN THE DEBENTURES AND OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 16.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is March ___, 2005.

                           IMPORTANT NOTICE TO READERS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer debentures or shares of our common stock issued upon conversion of the debentures that they own. Each time the selling securityholders offer debentures or common stock under this prospectus, they will provide a copy of this prospectus and, if applicable, a copy of a prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplements together with the information incorporated by reference in this prospectus and, if applicable, any supplement hereto. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" for more information.

         We have not authorized anyone to provide you with information other than the information contained herein or incorporated by reference as set forth under "Incorporation of Certain Documents by Reference". Neither the debentures nor any shares of common stock issuable upon conversion of the debentures are being offered in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus speaks only as of the date of this prospectus and the information in the documents incorporated or deemed to be incorporated by reference in this prospectus speaks only as of the respective dates those documents were filed with the SEC.

                                TABLE OF CONTENTS



IMPORTANT NOTICE TO READERS..............................................   7
SUMMARY..................................................................   9
THE OFFERING.............................................................  10
RISK FACTORS.............................................................  14
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS.....................  24
MARKET DATA..............................................................  25
USE OF PROCEEDS..........................................................  26
DIVIDEND POLICY..........................................................  26
COMMON STOCK PRICE RANGE.................................................  26
RATIO OF EARNINGS TO FIXED CHARGES.......................................  26
DESCRIPTION OF THE DEBENTURES............................................  27
REGISTRATION RIGHTS......................................................  49
BOOK-ENTRY SYSTEM........................................................  50
DESCRIPTION OF CAPITAL STOCK.............................................  52
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS.................  55
SELLING SECURITYHOLDERS..................................................  61
PLAN OF DISTRIBUTION.....................................................  66
WHERE YOU CAN FIND MORE INFORMATION......................................  68
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................  68
LEGAL MATTERS............................................................  68
EXPERTS..................................................................  68

                  Unless otherwise indicated or the context otherwise requires in this prospectus:

         o "Kellwood," the "Company," "we," "us" and "our" refer to Kellwood Company and its subsidiaries;

         o all references to our "common stock" mean our Common Stock, $0.01 par value per share; and

         o all references to "fiscal 2004," "fiscal 2003" and "fiscal 2002" refer to our fiscal years ended January 29, 2005, January 31, 2004, and February 1, 2003, respectively.

                                     SUMMARY

         This summary provides an overview of selected information and does not contain all the information you should consider. You should read the entire prospectus, including the section entitled "Risk Factors" and the documents incorporated by reference in this prospectus, carefully before making an investment decision.

OUR COMPANY


We market apparel and consumer soft goods for women, men and children and in fiscal 2004 had sales of approximately $2.56 billion, which we believe placed us as the 7th largest United States apparel wholesaler as measured by sales. We believe we differ from other major apparel companies in that we principally are focused on offering moderately priced fashion. Our mission statement is "To build on our cornerstones of diversification, fashion and value to enhance our position as a premier marketer of branded soft goods that appeal to a broad spectrum of consumers."


RECENT DEVELOPMENTS


On March 15, 2005, we caused our existing material domestic wholly-owned subsidiaries to enter into guarantees for the benefit of our 3.50% Convertible Senior Debentures due 2034, as well as for the benefit of our 7.625% 1997 Debentures due October 15, 2017 and our 7.875% 1999 Debentures due July 15, 2009. The subsidiary guarantees will automatically terminate upon any release or termination of the subsidiary guarantees of our senior credit facility or immediately prior to the conversion of the debentures. We will be able to terminate the guaranty of any subsidiary if that entity ceases to be a material domestic wholly-owned subsidiary. We are under no obligation to cause any new material domestic wholly-owned subsidiary to become a guarantor. Certain credit rating agencies have indicated to us that if we did not provide the holders of the debentures with these subsidiary guarantees that the current credit rating of the debentures may be subject to review. Such a review could have resulted in a decrease in the credit rating of the debentures.

The subsidiary guarantees guarantee, on a full and unconditional and joint and several basis, payment and performance by us of our obligations under the debentures and contain other standard terms and provisions customary for guarantees of this type. The subsidiary guarantees do not apply to any performance, observance or discharge by us with respect to conversion of the debentures and will automatically terminate prior to the conversion of any debenture into common stock.

We have suspended the use of this prospectus until the registration statement to which this prospectus relates can be declared effective by the Securities and Exchange Commission.


We were formed in 1961 as a Delaware corporation. Our principal executive offices are located at 600 Kellwood Parkway, Chesterfield, Missouri 63017. Our telephone number is (314) 576-3100.

                                  THE OFFERING


ISSUER.............................  Kellwood Company, a Delaware corporation.

SECURITIES OFFERED.................  $200,000,000 aggregate original principal amount of 3.50% Convertible Senior
                                     Debentures due 2034 and common stock
                                     potentially issuable upon conversion of the
                                     debentures.

MATURITY DATE......................  June 15, 2034, unless earlier converted, redeemed or repurchased.


GUARANTEES.........................  As of the date of this prospectus, the debentures were fully and unconditionally
                                     guaranteed, jointly and severally, on an
                                     unsecured senior basis by certain of our
                                     existing domestic wholly-owned
                                     subsidiaries. We refer to the subsidiaries
                                     that guarantee the debentures as the
                                     "subsidiary guarantors." All of the
                                     subsidiary guarantors are also guarantors
                                     of all borrowings and amounts payable by us
                                     under our senior credit facility. If a
                                     subsidiary guarantor is released from its
                                     guarantee of the senior credit facility,
                                     then that subsidiary will also be
                                     automatically released and relieved of all
                                     of its obligations under its guarantee of
                                     the debentures and the guarantee will
                                     terminate. See "Description of the
                                     Debentures--Subsidiary Guarantees."



RANKING............................  The debentures are our direct, unsecured and unsubordinated obligations and rank
                                     equal in priority with all of our existing
                                     and future unsecured and unsubordinated
                                     indebtedness and senior in right of payment
                                     to all of our future subordinated
                                     indebtedness. The debentures effectively
                                     rank junior to any of our future secured
                                     indebtedness and any of our future
                                     indebtedness that is guaranteed by our
                                     subsidiaries. The debentures are
                                     structurally subordinated to all
                                     liabilities of our subsidiaries who are not
                                     subsidiary guarantors (referred to herein
                                     as "non-guarantor subsidiaries"). As of
                                     January 29, 2005, we had unsubordinated
                                     indebtedness of $469.8 million, $469.7
                                     million of which is currently guaranteed by
                                     our subsidiary guarantors. At such date,
                                     our non-guarantor subsidiaries had
                                     approximately $52.0 million in liabilities.

                                     The guarantee of the debentures by each
                                     subsidiary guarantor is an unsecured senior obligation of that subsidiary guarantor, and effectively ranks junior to any of the secured indebtedness of such subsidiary guarantor. The guarantee of each subsidiary guarantor ranks equal in priority with all existing and future senior indebtedness of the subsidiary guarantor. The subsidiary guarantors had approximately $99.5 million in liabilities at January 29, 2005 as a whole and the subsidiary guarantors have guaranteed all borrowings and amounts payable by us under our senior credit facility.


PAYMENT AT MATURITY................  On June 15, 2034, the stated maturity date of the debentures, a holder will receive
                                     the accreted principal amount per
                                     debenture, which will be equal to the
                                     original principal amount of $1,000 per
                                     debenture increased at a fixed yield to
                                     maturity, which until June 14, 2011 will be
                                     0% per annum and beginning on June 15, 2011
                                     will be 3.50% per annum or $2,221.18 at
                                     maturity.

INTEREST...........................  3.50% per annum on the original principal amount, payable semiannually in arrears on
                                     June 15 and December 15 of each year,
                                     beginning December 15, 2004, until June 15,
                                     2011. After June 15, 2011, we will not pay
                                     regular interest on the debentures prior to
                                     maturity. We will also pay contingent
                                     interest and additional amounts on the
                                     debentures under the circumstances
                                     described in this prospectus.

CONTINGENT INTEREST................  We will pay contingent interest to holders of debentures for the period commencing on
                                     June 20, 2011 and ending December 14, 2011
                                     and thereafter for any six-month period
                                     from and including an interest payment date
                                     to but excluding the next interest payment
                                     date, commencing with the six-month period
                                     commencing on December 15, 2011, if the
                                     average trading price of the debentures
                                     during the five trading day period
                                     immediately preceding the first day of the
                                     applicable interest period equals or
                                     exceeds 130% of the accreted


                                     principal amount of the debentures. The
                                     amount of contingent interest payable per debenture during each period will equal
                                     0.125% of the average trading price of a debenture during the applicable five-trading-day reference period, payable in arrears.

CONVERSION RIGHTS..................  You may convert the debentures into shares of our common stock at a conversion rate of
                                     18.7434 shares per $1,000 original
                                     principal amount of debentures (equal to an
                                     initial conversion price of approximately
                                     $53.35 per share), subject to adjustment,
                                     only under the following circumstances:

                                        o    during any fiscal quarter
                                             commencing after July 31, 2004, if
                                             the last reported sale price of our
                                             common stock is greater than or
                                             equal to 131.30% of the applicable
                                             conversion price for at least 20
                                             trading days in the period of 30
                                             consecutive trading days ending on
                                             the last trading day of the
                                             preceding fiscal quarter; provided
                                             that once such threshold is met,
                                             the debentures will thereafter be
                                             convertible at any time at the
                                             option of the holder, through
                                             maturity;

                                        o    during the five business day period
                                             after any five consecutive trading
                                             day period in which the trading
                                             price per debenture for each day of
                                             that period was less than 98% of
                                             the product of the conversion rate
                                             and the last reported sale price of
                                             our common stock (the "98% Trading
                                             Exception"); provided that if, on
                                             the date of any conversion pursuant
                                             to the 98% Trading Exception that
                                             is on or after June 15, 2029, the
                                             closing sale price of our common
                                             stock is greater than the
                                             applicable conversion price but
                                             less than 131.30% thereof, then you
                                             will receive, in lieu of common
                                             stock based on the conversion rate,
                                             an amount in cash, shares of our
                                             common stock, or a combination
                                             thereof, at our option, equal to
                                             the accreted principal amount of
                                             the debentures converted, plus
                                             accrued and unpaid interest
                                             (including contingent interest and
                                             additional interest, if any) to but
                                             excluding the conversion date;

                                        o    if the debentures have been called
                                             for redemption by us; or

                                        o    upon the occurrence of specified
                                             corporate transactions described
                                             under "Description of debentures --
                                             Conversion upon specified corporate
                                             transactions".

                                     You will not receive any cash payment or additional shares representing accrued and unpaid interest upon conversion of a debenture, except in limited circumstances.
                                     Instead, interest (including contingent
                                     interest, if any) will be deemed paid by the common stock and cash, if any, issued to you upon conversion. Debentures called for redemption may be surrendered for conversion prior to the close of business on the second business day immediately preceding the redemption date.

                                     On July 29, 2004, we irrevocably elected, by notice to the trustee and the holders of the debentures, to satisfy in cash 100% of the accreted principal amount of debentures converted after this date. We still may satisfy the remainder of our conversion obligation to the extent it exceeds the accreted principal amount in cash or common stock or a combination of cash and common stock. See "Description of the debentures
                                     -- Payment upon conversion."

                                     In addition, following certain corporate transactions that occur prior to June 15, 2011 and that also constitute fundamental changes, a holder who elects to convert its debentures in connection with such corporate transactions will be entitled to receive additional shares of common stock upon conversion in certain circumstances, subject to our payment elections.

SINKING FUND.......................  None.


OPTIONAL REDEMPTION................  Prior to June 20, 2011, the debentures are not redeemable. On or after June 20, 2011,
                                     we may redeem for cash some or all of the
                                     debentures, at any time and from time to
                                     time, upon at least 30 and no more than 60
                                     days' notice for a price equal to 100% of
                                     the accreted principal amount of the
                                     debentures to be redeemed plus any accrued
                                     and unpaid interest (including contingent
                                     interest and additional amounts, if any) to
                                     but excluding the redemption date.


REPURCHASE OF DEBENTURES BY          You may require us to repurchase some or
US AT THE OPTION OF THE HOLDER.....  all of your debentures for cash on June 15,
                                     2011, June 15, 2014, June 15, 2019, June
                                     15, 2024 and June 15, 2029 at a repurchase
                                     price equal to 100% of the accreted
                                     principal amount of the debentures being
                                     repurchased, plus any accrued and unpaid
                                     interest (including contingent interest and
                                     additional amounts, if any) to but
                                     excluding the applicable repurchase date.

FUNDAMENTAL CHANGE.................  If we undergo a fundamental change (as defined in this prospectus) prior to
                                     maturity, you have the right, at your
                                     option, to require us to repurchase some or
                                     all of your debentures for cash at a
                                     repurchase price equal to 100% of the
                                     accreted principal amount of the debentures
                                     being repurchased, plus any accrued and
                                     unpaid interest (including contingent
                                     interest and additional amounts, if any) to
                                     but excluding the applicable repurchase
                                     date.

REGISTRATION RIGHTS................  Pursuant to a registration rights agreement that we entered into in connection with the
                                     issuance of the debentures, we have filed a
                                     shelf registration statement under the
                                     Securities Act of 1933 relating to the
                                     resale of the debentures and the common
                                     stock issuable upon conversion of the
                                     debentures. This prospectus constitutes a
                                     part of that registration statement. We
                                     filed the shelf registration statement
                                     solely to permit the resale of the
                                     debentures and shares of common stock
                                     issued upon conversion of the debentures,
                                     and investors who purchase debentures or
                                     shares of common stock from selling
                                     securityholders in this offering will not
                                     be entitled to any registration rights
                                     under the registration rights agreement. In
                                     addition, under the registration rights
                                     agreement, selling securityholders may be
                                     required to discontinue the sale or other
                                     disposition of debentures and shares of
                                     common stock issued upon conversion of the
                                     debentures pursuant to the shelf
                                     registration statement and to discontinue
                                     the use of this prospectus under certain
                                     circumstances specified in the registration
                                     rights agreement.


U.S. FEDERAL INCOME TAX              Under the indenture governing the
CONSIDERATIONS.....................  debentures, we have agreed, and by acceptance of a beneficial interest in a
                                     debenture each holder of a debenture is
                                     deemed to have agreed, to treat the
                                     debentures as indebtedness for United
                                     States federal income tax purposes that is
                                     subject to the Treasury regulations
                                     governing contingent payment debt
                                     instruments. For United States federal
                                     income tax purposes, interest income on the
                                     debentures accrues at the rate of 7.65% per
                                     year, compounded semiannually, which we
                                     believe represents the yield on comparable
                                     noncontingent, nonconvertible, fixed rate
                                     debt instruments with terms and conditions
                                     otherwise similar to the debentures that we
                                     would issue. A U.S. Holder (as defined
                                     herein) is required to accrue interest
                                     income on a constant yield to maturity
                                     basis at this rate (subject to certain
                                     adjustments), with the result that a U.S.
                                     Holder generally will recognize taxable
                                     income significantly in excess of regular
                                     interest payments received while the
                                     debentures are outstanding.

                                     A U.S. Holder will also recognize gain or loss on the sale, conversion, exchange or retirement of a debenture in an amount equal to the difference between the amount realized on the sale, conversion, exchange or retirement, including the fair market value of our common stock received, and the U.S. Holder's adjusted tax basis in the debenture. Any gain recognized on the sale, conversion, exchange or retirement of a debenture generally will be ordinary interest income; any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss. See "Material
                                     United States federal income tax
                                     considerations."



USE OF PROCEEDS....................  We will not receive any of the proceeds from the sale by the selling
                                     securityholders of the debentures or shares
                                     of common stock issued upon conversion of
                                     the debentures.

BOOK-ENTRY FORM....................  The debentures have been issued in book-entry form and are represented by
                                     global certificates deposited with, or on
                                     behalf of, The Depository Trust Company
                                     ("DTC") and registered in the name of a
                                     nominee of DTC. Beneficial interests in any
                                     of the debentures are shown on, and
                                     transfers will be effected only through,
                                     records maintained by DTC or its nominee
                                     and any such interest may not be exchanged
                                     for certificated securities except in
                                     limited circumstances.

TRADING............................  There is no public market for the debentures and we do not intend to apply
                                     for listing of the debentures on any
                                     securities exchange or for quotation of the
                                     debentures through any automated quotation
                                     system. The debentures currently trade in
                                     the PORTAL Market. However, once debentures
                                     are sold under this prospectus, those
                                     debentures will no longer trade on the
                                     PORTAL Market. There is a risk that a
                                     trading market for the debentures will not
                                     exist or that any trading market for the
                                     debentures that may exist will not offer
                                     adequate liquidity.

NYSE SYMBOL FOR COMMON
STOCK..............................  "KWD"


                                  RISK FACTORS

         You should consider the following risk factors, in addition to the other information presented in this prospectus and the documents incorporated by reference in this prospectus, in evaluating us, our business and an investment in the debentures. Any of the following risks, as well as other risks and uncertainties, could seriously harm our business and financial results and cause the value of the debentures and common stock issuable upon conversion of the debentures to decline, which in turn could cause you to lose all or part of your investment.

RISKS RELATED TO OUR COMPANY

INTENSE COMPETITION IN THE APPAREL INDUSTRY COULD REDUCE OUR SALES AND OUR PROFITABILITY.

         As an apparel company, we face competition on many fronts including the following:

         o    establishing and maintaining favorable brand recognition;

         o    developing products that appeal to consumers;

         o    pricing products appropriately; and

         o    obtaining access to and sufficient floor space in retail outlets.

         Competition in the apparel industry is intense and is dominated by a number of very large brands, many of which have greater financial, technical and marketing resources, greater manufacturing capacity and more extensive and established customer relationships than we do. The competitive responses encountered from these larger, more established apparel companies may be more aggressive and comprehensive than we anticipate and we may not be able to compete effectively. The aggressive and competitive nature of the apparel industry may result in lower prices for our products and decreased gross profit margins, either of which may materially adversely affect our sales and profitability.

OUR BUSINESS WILL SUFFER IF WE FAIL TO CONTINUALLY ANTICIPATE FASHION TRENDS AND CUSTOMER TASTES.

         Customer tastes and fashion trends can change rapidly. We may not be able to anticipate, gauge or respond to these changes within a timely manner. If we misjudge the market for our products or product groups or if we fail to identify and respond appropriately to changing consumer demands and fashion trends, we may be faced with a significant amount of unsold finished goods inventory, which could materially adversely affect our expected operating results and decrease our sales, gross margins and profitability.

         The apparel industry has relatively long lead times for the design and production of products. Consequently, we must commit to production tooling, and in some cases to production in advance of orders based on forecasts of consumer demand. If we fail to forecast consumer demand accurately, we may under-produce or over-produce a product and encounter difficulty in filling customer orders or in liquidating excess inventory. Additionally, if we over-produce a product based on an aggressive forecast of consumer demand, retailers may not be able to sell the product and may return the unsold quantities and cancel future orders. These outcomes could have a material adverse effect on our sales and brand image and seriously affect our sales and profitability.

OUR REVENUES AND PROFITS ARE SENSITIVE TO CONSUMER CONFIDENCE AND SPENDING PATTERNS.

         The apparel industry has historically been subject to cyclical variations, recessions in the general economy or uncertainties regarding future economic prospects that affect consumer spending habits which could negatively impact our business overall and specifically our sales, gross margins and profitability. The success of our operations depends on consumer spending. Consumer spending is impacted by a number of factors, including actual and perceived economic conditions affecting disposable consumer income (such as unemployment, wages and salaries), business conditions, interest rates, availability of credit and tax rates in the general economy and in the international, regional and local markets where our products are sold. Any significant deterioration in general economic conditions or increases in interest rates could reduce the level of consumer spending and inhibit consumers' use of credit. In addition, war, terrorist activity or the threat of war and terrorist activity may adversely affect consumer spending, and thereby have a material adverse effect on our financial condition and results of operations.

THE CONCENTRATION OF OUR CUSTOMERS COULD ADVERSELY AFFECT OUR BUSINESS.



         Our twenty largest customers accounted for 74% of our sales in fiscal 2004, with our largest customer accounting for 10% of total fiscal 2004 sales. We do not have long-term contracts with any of our customers, and sales to customers generally occur on an order-by-order basis and are subject to certain rights of cancellations and rescheduling by the customer.

         A decision by any of our major customers, whether motivated by competitive conditions, financial difficulties or otherwise, to decrease significantly the amount of merchandise purchased from us, or to change their manner of doing business with us, could substantially reduce our revenues and materially adversely affect our profitability.

CONSOLIDATION AND CHANGE IN THE RETAIL INDUSTRY MAY ELIMINATE EXISTING OR POTENTIAL CUSTOMERS.

         A number of apparel retailers have experienced significant changes and difficulties over the past several years, including consolidation of ownership, increased centralization of buying decisions, restructurings, bankruptcies and liquidations. During past years, various apparel retailers, including some of our customers, have experienced financial problems that have increased the risk of extending credit to those retailers. Financial problems with respect to any of our customers could cause us to reduce or discontinue business with those customers or require us to assume more credit risk relating to those customer's receivables, either of which could have a material adverse effect on our business, results of operations and financial condition.

         There has been and continues to be merger, acquisition and consolidation activity in the retail trade industry. Future consolidation could reduce the number of our customers and potential customers. A smaller market for our products could have a material adverse impact on our business and results of operations. In addition, it is possible that the larger customers, which result from mergers or consolidations, could decide to perform some or all of the services that we currently provide. If that were to occur, it could cause our business to suffer.

         With the growing trend toward retail trade consolidation, we are increasingly dependent upon key retailers whose bargaining strength and share of our business is growing. Accordingly, we face greater pressure from these customers to provide more favorable trade terms. We could be negatively affected by changes in the policies or negotiating positions of our customers. Our inability to develop satisfactory programs and systems to satisfy these customers could adversely affect operating results in any reporting period.

LOSS OF KEY PERSONNEL COULD DISRUPT OUR OPERATIONS.

         Our continued success is dependent on our ability to attract, retain and motivate qualified management, administrative and sales personnel to support existing operations and future growth. Competition for qualified personnel in the apparel industry is intense and we compete for these individuals with other companies that have greater financial and other resources than we do. The loss of the services of any members of our senior management, or the inability to attract and retain other qualified personnel could have a material adverse effect on our business, results of operations and financial condition.

THE EXTENT OF OUR FOREIGN SOURCING AND MANUFACTURING MAY ADVERSELY AFFECT OUR BUSINESS.



         For fiscal 2004, approximately 90% of our products were manufactured outside the United States. As a result of the magnitude of our foreign sourcing and manufacturing, our business is subject to the following risks:

         o uncertainty through early 2005 caused by the elimination of import quotas, which has and may continue to produce delays in imports and supplies during the fourth quarter of 2004 and early 2005 because, unlike prior years, there is no 2005 quota from which to borrow and there is no guarantee that the 2004 quota in every category will be available in sufficient supply to meet our needs; consequently, we will have to monitor and manage our sourcing of products and develop alternative sourcing plans, if necessary, to alleviate the impact of any anticipated quota shortages;

         o political and economic instability in countries, including heightened terrorism and other security concerns, which could subject imported or exported goods to additional or more frequent inspections, leading to delays in deliveries or impoundment of goods;

         o imposition of regulations and quotas relating to imports, including quotas imposed by bilateral textile agreements between the United States and foreign countries;

         o    imposition of duties, taxes and other charges on imports;

         o significant fluctuation of the value of the dollar against foreign currencies;

         o restrictions on the transfer of funds to or from foreign countries;

         o political instability, military conflict, or terrorism involving the United States, or any of the many countries where our products are manufactured, which could cause a delay in transportation, or an increase in transportation costs of raw materials or finished product;

         o disease epidemics and health related concerns, such as SARS or the mad cow or hoof and mouth disease outbreaks in recent years, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas;

         o reduced manufacturing flexibility because of geographic distance between us and our foreign manufacturers, increasing the risk that we may have to mark down unsold inventory as a result of misjudging the market for a foreign-made product; and

         o violations by foreign contractors of labor and wage standards and resulting adverse publicity.

         If these risks limit or prevent us from selling or manufacturing products in any significant international market, prevent us from acquiring products from foreign suppliers, or significantly increase the cost of our products, our operations could be seriously disrupted until alternative suppliers are found or alternative markets are developed, which could negatively impact our business.

WE CANNOT PREDICT HOW THE ELIMINATION OF CHINESE IMPORT QUOTAS WILL IMPACT OUR BUSINESS.



         On December 31, 2004, the quotas on Chinese imports were eliminated. The elimination of these quotas may in the short-term produce delays in imports and supplies from China if the U.S. government imposes safeguards on Chinese imports. We cannot predict what safeguards, if any, will be enacted with respect to Chinese imports as a result of the elimination of these quotas and we cannot predict what, if any, impact these safeguards may have on our business.


THE SUCCESS OF OUR LICENSES DEPENDS ON THE VALUE OF THE LICENSED BRANDS.

         Many of our products are produced under license agreements with third parties. Similarly, we license some of our brand names to other companies. Our success depends on the value of the brands and trademarks that we license and sell. Brands that we license from third parties are integral to our business as is the implementation of our strategies for growing and expanding these brands and trademarks. We market some of our products under the names and brands of recognized designers. Our sales of these products could decline if any of those designer's images or reputations were to be negatively impacted. Additionally, we rely on continued good relationships with both our licensees and licensors, of certain trademarks and brand names. Adverse actions by any of these third parties could damage the brand equity associated with these trademarks and brands, which could have a material adverse effect on our business, results of operations and financial conditions.

OUR PROFITABILITY AND EARNINGS COULD BE NEGATIVELY AFFECTED IF SALES OF CERTAIN PRODUCTS ARE NOT SUFFICIENT TO OFFSET THE MINIMUM ROYALTY PAYMENTS WE MUST PAY WITH RESPECT TO THESE PRODUCTS.

         Many of the license agreements we have entered require significant minimum royalty payments. Our ability to generate sufficient sales and profitability to cover these minimum royalty requirements is not guaranteed and if sales of such products are not sufficient to generate these minimum payments, it could have a material adverse effect on our business, results of operations and financial conditions.

OUR COMPETITIVE POSITION COULD SUFFER, IF OUR INTELLECTUAL PROPERTY RIGHTS ARE NOT PROTECTED.

         We believe that our trademarks, patents, technologies and designs are of great value. From time to time, third parties have challenged, and may in the future try to challenge, our ownership of our intellectual property. We are susceptible to others imitating our products and infringing our intellectual property rights. Our licensing agreements with more recognized designers may cause us to be more susceptible to infringement of our intellectual property rights, as some of our brands enjoy significant worldwide consumer recognition and generally higher pricing thus creating additional incentive for counterfeiters and infringers. Imitation or counterfeiting of our products or infringement of our intellectual property rights could diminish the value of our brands or otherwise adversely affect our revenues. We cannot assure you that the actions we have taken to establish and protect our trademarks and other intellectual property rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to invalidate our trademarks or block sales of our products as a violation of the trademarks and intellectual property rights of others. In addition, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other intellectual property rights of ours or in marks that are similar to ours or marks that we license and/or market or that we will be able to successfully resolve these conflicts to our satisfaction. We may need to resort to litigation to enforce our intellectual property rights, could result in substantial costs and diversion of resources. Our failure to protect our intellectual property rights, which could negatively impact our business and our competitive position.

FLUCTUATIONS IN THE PRICE, AVAILABILITY AND QUALITY OF RAW MATERIALS COULD CAUSE DELAYS AND INCREASE COSTS.

         Fluctuations in the price, availability and quality of the fabrics or other raw materials used in our manufactured apparel could have a material adverse effect on our cost of sales or our ability to meet customer demands. We mainly use cotton twill, wool, denim and synthetic and blended fabrics. The prices for these fabrics depend largely on the market prices for the raw materials used to produce them, particularly cotton. The price and availability of the raw materials and, in turn, the fabrics used in our apparel may fluctuate significantly, depending on many factors, including crop yields, weather patterns and changes in oil prices. We may not be able to pass all or a portion of the higher raw materials prices and related transportation costs on to our customers.

OUR RELIANCE ON INDEPENDENT MANUFACTURERS COULD CAUSE DELAYS AND DAMAGE CUSTOMER RELATIONSHIPS.

         We use independent manufacturers to assemble or produce a substantial portion of our products. We are dependent on the ability of these independent manufacturers to adequately finance the assembly or production of goods ordered and maintain sufficient manufacturing capacity. The use of independent manufacturers to assemble or produce finished goods and the resulting lack of direct control could subject us to difficulty in obtaining timely delivery of products of acceptable quality. We generally do not have long-term contracts with any independent manufacturers. Alternative manufacturers, if available, may not be able to provide us with products or services of a comparable quality, at an acceptable price or on a timely basis. There can be no assurance that there will not be a disruption in the supply of our products from independent manufacturers or, in the event of a disruption, that we would be able to substitute suitable alternative manufacturers in a timely manner. The failure of any independent manufacturer to perform or the loss of any independent manufacturer could have a material adverse effect on our business, results of operations and financial condition.

         Additionally, we require our manufacturers to operate in compliance with applicable laws, rules and regulations regarding working conditions, employment practices and environmental compliance. We also sometimes impose upon our business partners operating guidelines that require additional obligations in those areas in order to promote ethical business practices, and our staff periodically visits and monitors the operations of our independent manufacturers to determine compliance. However, we do not control our independent manufacturers or their labor and other business practices. If one of our manufacturers violates labor or other laws or implements labor or other business practices that are generally regarded as unethical in the United States, the shipment of finished products to us could be interrupted, orders could be cancelled, relationships could be terminated and our reputation could be damaged. Any of these events could have a material adverse effect on our revenues and, consequently, our results of operations.

ACQUISITIONS ACCOUNT FOR A SIGNIFICANT PORTION OF OUR SALES GROWTH AND WE MAY NOT FIND SUITABLE ACQUISITION CANDIDATES IN THE FUTURE.

         Acquisitions have accounted for a significant portion of our sales growth in the recent past, and we expect to continue to generate a significant portion of our sales growth through acquisitions in the future. Our sales growth may be adversely affected if we are unable to find suitable acquisition candidates at reasonable prices, we are not successful in integrating any acquired businesses in a timely manner, or such acquisitions do not achieve anticipated results. In addition, future acquisitions could use substantial portions of our available cash for all or a portion of the purchase price. We could also issue additional securities as consideration for these acquisitions, which could cause our stockholders to suffer significant dilution. See " -- Acquisitions may create transitional challenges."

ACQUISITIONS MAY CREATE TRANSITIONAL CHALLENGES.

         Our business strategy includes growth through strategic acquisitions. That strategy depends on the availability of suitable acquisition candidates at reasonable prices and our ability to quickly resolve challenges associated with integrating these acquired businesses into our existing business. These challenges include:

         o integration of product lines, sales forces and manufacturing facilities;

         o decisions regarding divestitures, inventory write-offs and other charges;

         o employee turnover, including key management and creative personnel of the acquired businesses;

         o    disruption in product cycles;

         o    loss of sales momentum;

         o maintenance of acceptable standards, controls, procedures and policies;

         o potential disruption of our ongoing business and distraction of management;

         o impairment of relationships with employees and customers, as a result of integrating new personnel;

         o inability to maintain relationships with customers of the acquired business;

         o    failure to achieve the expected benefits of the acquisition;

         o    expenses of the acquisition; and

         o potential unknown liabilities and unanticipated expenses associated with the acquired businesses.

WE MAY NOT BE SUCCESSFUL IN ACHIEVING THE COST REDUCTIONS CONTEMPLATED BY OUR RECENT OR FUTURE RESTRUCTURING ACTIVITIES.

         In fiscal 2002, we implemented realignment actions, including the closing of warehousing and production facilities and discontinuance of a license agreement. These actions impacted fiscal 2002 earnings by $15.0 million before tax ($9.7 million after tax, or $0.39 per diluted share) including $2.9 million recorded in cost of products sold and $12.1 million recorded as a provision for business and facilities realignment. In addition, we have recently completed the consolidation of our distribution centers and other support operations to service multiple marketing units. However, there can be no assurance that the cost reductions contemplated by such actions will be achieved within the expected time frame, or at all. Any delays or failure in delivering products to our customers due to the consolidation of our distribution infrastructure may result in order cancellations or termination of supply relationships, all of which could adversely impact our competitive position and would offset any cost savings we might have achieved. For instance, our existing intimate apparel business has been underperforming as a result of sourcing and logistical execution difficulties in connection with our recent consolidation efforts. While we have taken actions which we believe will address these issues, there can be no assurance if or when such actions will be successful.

SOME PROVISIONS IN OUR CERTIFICATE OF INCORPORATION AND BYLAWS MAY DETER THIRD PARTIES FROM ACQUIRING OUR COMPANY AND COULD DEPRIVE YOU OF THE OPPORTUNITY TO OBTAIN A TAKEOVER PREMIUM FOR YOUR SHARES OF COMMON STOCK.

         Our Certificate of Incorporation and Bylaws contain provisions that may make the acquisition of our company more difficult without the approval of our board of directors, including the following:

         o Our board of directors is classified into two classes, each of which serves for a staggered two-year term;

         o Only our board of directors, the chairman of our board of directors or our president may call special meetings of our stockholders;

         o Our stockholders may take action only at a meeting of stockholders and not by written consent;

         o We have authorized undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approvals;

         o Our stockholders have only limited rights to amend our Charter and Bylaws;

         o    Restrictions on certain business operations;

         o    We require advance notice requirements for stockholder proposals;
              and

         o We have adopted a Preferred Stock Purchase Rights Plan, or "poison pill" which discourages investors from buying over 15% of our common stock.

         These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control of our company. These provisions could also discourage proxy contest and make it more difficult for stockholders to elect directors and cause us to take other corporate actions.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW MAY DELAY, DEFER OR PREVENT A CHANGE IN CONTROL THAT OUR STOCKHOLDERS MIGHT CONSIDER TO BE IN THEIR BEST INTERESTS.

         We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits "business combinations" between a publicly-held Delaware corporation and an "interested stockholder" which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation's voting stock during the three-year period following the date that such stockholder became an interested stockholder. Section 203 could have the effect of delaying, deferring or preventing a change in control of our company that our stockholders might consider to be in their best interests.

RISKS RELATED TO THE DEBENTURES, THE GUARANTEES AND THE COMMON STOCK


THE TRADING PRICE OF THE DEBENTURES WILL BE DIRECTLY AFFECTED BY THE TRADING PRICE OF OUR COMMON STOCK, WHICH ARE IMPOSSIBLE TO PREDICT.

         We expect that the trading price of the debentures in the secondary market, if such market develops, will be significantly affected by the trading price of our common stock, the general level of interest rates and our credit quality. This may result in greater volatility in the trading prices of the debentures than would be expected for nonconvertible debt securities.

         It is impossible to predict whether the price of our common stock or interest rates will rise or fall. Trading prices of our common stock will be influenced by our operating results and prospects and by economic, financial, regulatory and other factors. In addition, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, and sales of substantial amounts of common stock by us in the market, or the perception that such sales may occur, could affect the price of our common stock.

CONVERSION OF THE DEBENTURES WILL DILUTE THE OWNERSHIP INTEREST OF EXISTING STOCKHOLDERS, INCLUDING HOLDERS WHO HAD PREVIOUSLY CONVERTED THEIR DEBENTURES.

         The conversion of some or all of the debentures will dilute the ownership interests of existing stockholders. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the debentures may encourage short selling by market participants because the conversion of the debentures could depress the price of our common stock.

AN ACTIVE TRADING MARKET FOR THE DEBENTURES MAY NOT DEVELOP.

         There is no established trading market for the debentures. The debentures are eligible for trading on the PORTAL Market. However, debentures sold pursuant to this prospectus will not remain eligible for trading on the PORTAL Market. We do not intend to apply for listing of the debentures on any securities exchange or include the debentures in any automated quotation system. Moreover, even if you are able to sell your debentures, we cannot assure you as to the price at which any sales will be made. Future trading prices of the debentures will depend on many factors, including, among other things, prevailing interest rates, our operating results, the price of our common stock and the market for similar securities. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the debentures will be subject to disruptions which may have a negative effect on the holders of the debentures, regardless of our prospects or financial performance.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO PURCHASE THE DEBENTURES UPON A FUNDAMENTAL CHANGE OR OTHER REPURCHASE DATE, AS REQUIRED BY THE INDENTURE GOVERNING THE DEBENTURES.

         On June 15, 2011, June 15, 2014, June 15, 2019, June 15, 2024 and June
15, 2029, holders of the debentures may require us to purchase their debentures for cash. In addition, holders of the debentures also may require us to purchase their debentures upon a fundamental change as described under "Description of the debentures -- Repurchase of debentures by us at the option of the holder upon a fundamental change." A fundamental change also may constitute an event of default under, and result in the acceleration of the maturity of, our other indebtedness under another indenture or other indebtedness that we may incur in the future. We cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the purchase price for the debentures tendered by holders. In addition, restrictions in our then-existing credit facilities or other indebtedness may not allow us to repurchase the debentures. Failure by us to purchase the debentures when required will result in an event of default with respect to the debentures.

YOU SHOULD CONSIDER THE UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS RELATING TO OWNING THE DEBENTURES.

         We and each holder have agreed in the indenture to treat the debentures as indebtedness for U.S. federal income tax purposes that is subject to the special regulations governing contingent payment debt instruments (which we refer to as the "CPDI Regulations"). Under the CPDI Regulations, you are required to include amounts in income in advance of cash received in respect of a debenture and to accrue interest on a constant yield to maturity basis at a rate comparable to the rate at which we would borrow in a noncontingent, nonconvertible, fixed rate borrowing. We have determined this rate to be 7.65%, compounded semiannually. It is likely that you will recognize taxable income in each year under the CPDI Regulations significantly in excess of cash received while the debentures are outstanding. In addition, you will recognize ordinary interest income upon a sale, exchange, conversion, redemption or repurchase of the debentures at a gain. In computing such gain, the amount realized by you will include, in the case of a conversion, the amount of cash and the fair market value of shares of our common stock received. To understand how this may affect you, you should seek advice from your own tax advisor prior to purchasing these debentures. Please read "Material United States federal income tax considerations" in this prospectus.

         You may in certain situations be deemed to have received a distribution subject to U.S. federal income tax as a dividend in the event of any taxable distribution to holders of common stock or in certain other situations requiring a conversion rate adjustment. For non-U.S. holders (as defined) this deemed distribution may be subject to U.S. federal withholding requirements. See "Material United States federal income tax considerations."

THE DEBENTURES ARE EFFECTIVELY SUBORDINATED TO EXISTING AND FUTURE LIABILITIES OF OUR SUBSIDIARIES AND ANY FUTURE INDEBTEDNESS THAT IS GUARANTEED BY OUR SUBSIDIARIES WHO ARE NOT SUBSIDIARY GUARANTORS.


         As of the date of this prospectus, the debentures were guaranteed by certain of our domestic wholly-owned subsidiaries. However, a substantial portion of our assets is held by subsidiaries that are not guarantors of the debentures. The debentures are effectively subordinated to all existing and future liabilities of our subsidiaries and any of our future indebtedness that is guaranteed by our subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. As of January 29, 2005, our non-guarantor subsidiaries had approximately $52.0 million in liabilities. Our right to receive any assets of any of our non-guarantor subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the debentures to participate in those assets, are subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our non-guarantor subsidiaries and any indebtedness of our non-guarantor subsidiaries senior to that held by us.



         Our non-guarantor subsidiaries are separate and distinct legal entities. Our non-guarantor subsidiaries have no obligation to pay any amounts due on the debentures or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our non-guarantor subsidiaries will also be contingent upon our non-guarantor subsidiaries' earnings and could be subject to contractual or statutory restrictions.


ANY DECLINE IN THE RATING OF THE DEBENTURES COULD ADVERSELY AFFECT THE VALUE OF THE DEBENTURES.

         The debentures are currently rated BBB -- by Standard and Poor's. Our current corporate credit and senior unsecured debt is rated by Standard and Poor's and Moody's. These ratings could impact the value of the debentures and the trading price of our common stock. Any decline in any of these ratings or any indications from the rating agencies that their ratings on the debentures or our corporate credit and senior unsecured debt are under surveillance or review with possible negative implications could adversely affect the value of the debentures and the trading price of our common stock.

IF YOU HOLD DEBENTURES, YOU WILL NOT BE ENTITLED TO ANY RIGHTS WITH RESPECT TO OUR COMMON STOCK, BUT YOU WILL BE SUBJECT TO ALL CHANGES MADE WITH RESPECT TO OUR COMMON STOCK.

         If you hold debentures, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you upon conversion of your debentures. For example, in the event that an amendment is proposed to our Certificate of Incorporation or By-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to your conversion of debentures, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock or other classes of capital stock.

WE MAY ISSUE ADDITIONAL SHARES OF COMMON STOCK AND THEREBY MATERIALLY AND ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

         Except for certain restrictions for the first 90 days of the term of the debentures, we are not restricted from issuing additional common stock, or securities convertible into or exchangeable for common stock, during the life of the debentures and have no obligation to consider your interests for any reason. If we issue additional shares of common stock or such convertible or exchangeable securities, it may materially and adversely affect the price of our common stock and, in turn, the price of the debentures.

THE CONVERSION RATE OF THE DEBENTURES MAY NOT BE ADJUSTED FOR ALL DILUTIVE
EVENTS.

         The conversion rate of the debentures is subject to adjustment for certain events, including but not limited to the issuance of stock dividends on our common stock, the issuance of rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain issuer tender or exchange offers as described under "Description of the debentures -- Conversion rights -- Conversion rate adjustments." The conversion rate will not be adjusted for other events, such as a third party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the debentures or the common stock. There can be no assurance that an event that adversely affects the value of the debentures, but does not result in an adjustment to the conversion rate, will not occur.


THE DEBENTURES AND THE GUARANTEES DO NOT RESTRICT OUR OR OUR SUBSIDIARY GUARANTORS' ABILITY TO INCUR ADDITIONAL DEBT OR TO TAKE OTHER ACTIONS THAT COULD NEGATIVELY IMPACT YOU.



         We are not restricted under the terms of the indenture and the debentures, and the subsidiary guarantors are not restricted under the terms of the guarantees, from incurring additional indebtedness or securing indebtedness other than the debentures,. In addition, the debentures and the guarantees do not require us or the subsidiary guarantors to achieve or maintain any minimum financial results relating to our or the subsidiary guarantors' financial position or results of operations. Our and the subsidiary guarantors' ability to recapitalize, incur additional debt, secure existing or future debt and take a number of other actions that are not limited by the terms of the indenture, the debentures or the guarantees could have the effect of diminishing our or the subsidiary guarantors' ability to make payments on the debentures or the guarantees when due. In addition, neither we nor the subsidiary guarantors are restricted from repurchasing subordinated indebtedness or common stock by the terms of the indenture, the debentures or the guarantees. If we or the subsidiary guarantors issue other debt securities in the future, our or the subsidiary guarantors' debt service obligations, as applicable, will increase.



FEDERAL AND STATE STATUTES MAY ALLOW COURTS TO VOID OR SUBORDINATE GUARANTEES AND OTHER LAWS MAY LIMIT PAYMENTS UNDER THE GUARANTEES.



         As of the date of this prospectus, the debentures are guaranteed by certain of our existing domestic wholly-owned subsidiaries. If a bankruptcy case or lawsuit is initiated with respect to a subsidiary guarantor, the debt represented by the guarantee entered into by that subsidiary guarantor may be reviewed under federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to other indebtedness, guarantees and other liabilities of the subsidiary guarantor (which, depending on the amount of such indebtedness and other obligations, could reduce the subsidiary guarantor's liability on its guarantee of the debentures to zero), if, among other things, such subsidiary guarantor at the time it incurred the debt evidenced by the guarantee:



         o received less than reasonably equivalent value or fair consideration for entering into the guarantee;



         o was insolvent or rendered insolvent by reason of entering into the guarantee;

         o was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

         o intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay such debts or contingent liabilities as they became due.

         In addition, under these circumstances any payment by the subsidiary guarantor pursuant to its guarantee could be voided and holders of the debentures could be required to return those payments to the subsidiary guarantor or to a fund for the benefit of the creditors of us or the subsidiary guarantor.

         The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

         o the sum of its debts, including contingent liabilities, was at the time greater than the fair saleable value of all of its assets;

         o if the present fair saleable value of its assets was at the time less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

         o    it could not pay its debts as they become due.



         We cannot predict with certainty what standard a court would apply to evaluate the parties' intent or to determine whether the applicable subsidiary guarantor was insolvent at the time of, or rendered insolvent upon consummation of, the applicable transaction or that, regardless of the standard, a court would not determine that the subsidiary guarantor was insolvent or rendered insolvent as a result of that transaction. Accordingly, there is a risk that the guarantees of the debentures, or any payments made under the guarantees, will be deemed to violate applicable bankruptcy, fraudulent transfer or similar laws. Each guarantee is limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable subsidiary guarantor, after giving effect to all of its other liabilities, including, without limitation, any guarantees under our senior credit facility, without rendering the guarantee, as it relates to such subsidiary guarantor, voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws.



         Other laws, including corporate distribution laws, limit or may limit the amount that any subsidiary guarantor will be permitted to pay under its guarantee of the debentures. Such limitations could restrict, perhaps substantially, the amount that any subsidiary guarantor would be permitted to pay under its guarantee, could prohibit that subsidiary guarantor from making any payments under its guarantee or could possibly require that amounts paid by any subsidiary guarantor under its guarantee of the debentures be returned.


THE GUARANTEES CAN BE RELEASED UNDER CERTAIN CIRCUMSTANCES IN THE FUTURE.


         If a subsidiary guarantor is released from its guarantee of the senior credit facility, then that subsidiary will also be automatically released and relieved of all of its obligations under its guarantee of the debentures and its guarantee of the debentures will terminate. In the event that the guarantees are released under the senior credit facility, the debentures will no longer be entitled to the benefit of such guarantees and we alone will be responsible for making payments on the debentures.



THE CONDITIONAL CONVERSION FEATURE OF THE DEBENTURES COULD RESULT IN YOU RECEIVING LESS THAN THE VALUE OF THE COMMON STOCK INTO WHICH A DEBENTURE WOULD OTHERWISE BE CONVERTIBLE.

         The debentures are convertible into shares of our common stock only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your debentures, and you may not be able to receive the value of the common stock into which the debentures would otherwise be convertible.

WE MAY ISSUE PREFERRED STOCK WHOSE TERMS COULD ADVERSELY AFFECT THE VOTING POWER OR VALUE OF OUR COMMON STOCK.

         Our certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such preferences, powers and relative, participating optional and other rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock which the debentures are convertible into thereby adversely affecting the value of the debentures.

A CHANGE IN THE ACCOUNTING RULES RELATING TO HOW THE DEBENTURES IMPACT THE COMPUTATION OF OUR DILUTED EARNINGS PER SHARE MAY CAUSE US TO REPORT ADDITIONAL DILUTION IN OUR DILUTED EARNINGS PER SHARE IF AND WHEN SUCH CHANGE BECOMES EFFECTIVE.

         The Financial Accounting Standards Board is considering the accounting treatment for contingent convertible debt relating to the computation of diluted earnings per share and may, upon such consideration, change the current accounting treatment of such contingent convertible debt, including the debentures. Any such change may have retroactive effect and may cause us to report additional dilution in our diluted earnings per share if and when such change becomes effective.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain information contained in this prospectus, including the documents incorporated by reference herein, include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Among other things, these statements relate to our financial condition, results of operation and business. In addition, we and our representatives may from time to time make forward-looking statements in filings with the Securities and Exchange Commission. These forward-looking statements are generally identified by the use of words such as we "expect," "believe," "anticipate," "estimate," "intend," "will," or words of similar import. Prospective investors are cautioned that these forwarding looking statements are not guarantees of future performance. These forward-looking statements involve certain risks and uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include but are not limited to:

         o changes in the retail environment and the growing trend towards retail trade consolidation.

         o the economic effects of the uncertainty through 2004 and early 2005 caused by the elimination of Chinese import quotas and the uncertainty as to the effect of safeguards, if any, put in place on Chinese imports into the U.S.

         o changes in the relative performance of our business units that could have an adverse impact on the business unit's forecasted cash flows, resulting in goodwill impairment charges.

         o    changes in trends in the market segments in which we compete;

         o the performance of our products within the prevailing retail environment;

         o customer acceptance of both new designs and newly introduced product lines;

         o    actions of competitors that may impact our business;

         o financial or operational difficulties encountered by customers or suppliers;

         o the economic impact of uncontrollable factors, such as terrorism and war;

         o disruptions to transportation systems or shipping lanes used by us or our suppliers;

         o continued satisfactory relationships with licensees and licensors of trademarks and brands;

         o ability to generate sufficient sales and profitability related to licensing agreements that contain significant minimum royalty payments;

         o    the impact of economic changes;

         o stable governments and business conditions in the nations where our products are manufactured;

         o the scope, nature or impact of acquisition activity and the ability to effectively integrate acquired operations; and

         o changes in our plans, strategies, objectives, expectations and intentions that may happen at any time at our discretion.

         All forward-looking statements are specifically qualified in their entirety by the foregoing cautionary statement and the "risk factors" that appear elsewhere in this prospectus. We do not undertake to update any forward-looking statement that may be made from time to time by or on our behalf.

         In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire.

                                   MARKET DATA

         The information in this prospectus and the documents incorporated by reference in this prospectus concerning market positions of certain of our products is based on our sales for fiscal 2004 and management's estimates of our competitors' respective dollar volumes of sales for the products, markets and geographic region or regions to which we refer during the same period. These estimates were prepared in accordance with what we believe to be industry practice and are based on our internal estimates, our knowledge of our relative position and the relative position of our competitors in applicable markets, and, in some limited cases, industry sources. Other market data included in this prospectus and the documents incorporated by reference in this prospectus is estimated and is based on independent industry publications or other publicly available information. Although we believe that the information on which we have based these estimates of our market position and this market data is generally reliable, the accuracy and completeness of this information is not guaranteed and this information has not been independently verified. This prospectus and the documents incorporated by reference in this prospectus include sales data for businesses that we acquired prior to their dates of acquisition. This sales data was provided to us by the sellers of those businesses and has not been independently verified, and the accuracy and completeness of that information is not guaranteed.

         This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus is a part and you may obtain copies of those documents as described below under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale by any selling securityholder of the debentures or the shares of common stock issuable upon conversion of the debentures.

                                 DIVIDEND POLICY

         Our current dividend policy anticipates the payment of quarterly dividends in the future. The declaration and payment of dividends to holders of common stock will be in the discretion of our Board of Directors, will be subject to contractual restrictions contained in our then-existing credit facilities, and will be dependent upon our future earnings, financial condition and capital requirements, as well as other factors.

                            COMMON STOCK PRICE RANGE


         Our common stock trades on the New York Stock Exchange under the symbol "KWD." The following table sets forth the reported high and low sales prices per share of common stock on the NYSE Composite Tape, based on published financial sources, and the dividends per share declared on the common stock for the quarter indicated.




                                                       PRICE RANGE
                                                      --------------
                                                      HIGH       LOW      DIVIDENDS
                                                     ------     ------    ---------
FISCAL YEAR ENDED FEBRUARY 1, 2003
  First quarter ................................     $28.90     $22.85     $ 0.16
  Second quarter ...............................     $32.50     $24.90     $ 0.16
  Third quarter ................................     $26.65     $19.70     $ 0.16
  Fourth quarter ...............................     $29.07     $23.45     $ 0.16
FISCAL YEAR ENDED JANUARY 31, 2004
  First quarter ................................     $30.54     $22.65     $ 0.16
  Second quarter ...............................     $34.85     $26.79     $ 0.16
  Third quarter ................................     $38.34     $31.50     $ 0.16
  Fourth quarter ...............................     $42.89     $34.90     $ 0.16
FISCAL YEAR ENDED JANUARY 29, 2005
  First quarter ................................     $43.60     $37.47     $ 0.16
  Second quarter ...............................     $45.10     $36.88     $ 0.16
  Third quarter ................................     $41.13     $31.32     $ 0.16
  Fourth quarter ...............................     $36.17     $28.00     $ 0.16

FISCAL YEAR ENDING JANUARY 29, 2006
First quarter (through March 16, 2005) .........     $30.55     $28.00     $ 0.16




         At March 14, 2005, there were approximately 2,827 stockholders of record.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings. Earnings is defined as pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, adjusted by adding fixed charges and distributed income of equity investees. Fixed charges is composed of interest expense and the estimated interest component of rental expense.

         The following table presents our historical ratios of earnings to fixed charges for each of the periods indicated:




                                                          FISCAL YEAR
                                               --------------------------------
                                               2004   2003   2002   2001   2000
                                               ----   ----   ----   ----   ----
Ratio...................................       3.60   3.92   2.57   2.29   3.28

                          DESCRIPTION OF THE DEBENTURES



The debentures were issued under an indenture, dated as of June 22, 2004, between us and Union Bank of California, N.A., as trustee. On March 15, 2005, we and the subsidiary guarantors entered into a supplemental indenture adding the guarantees described below. The debentures and the shares of common stock issuable upon conversion of the debentures are covered by a registration rights agreement. You may request a copy of the indenture and the registration rights agreement from the trustee.




The following description is a summary of the material provisions of the debentures, the guarantees, the indenture and the registration rights agreement and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the debentures, the guarantees and the indenture, including the definitions of certain terms used in the indenture, and to all provisions of the registration rights agreement. Wherever particular provisions or defined terms of the indenture or form of debenture or guarantee are referred to, these provisions or defined terms are incorporated in this prospectus by reference. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the debentures.


As used in this "Description of debentures" section, references to "Kellwood," "we," "our" or "us" refer solely to Kellwood Company and not to its subsidiaries.

GENERAL

The debentures will mature on June 15, 2034 unless earlier converted, redeemed or repurchased. On the maturity date of the debentures, you will receive the accreted principal amount of each $1,000 original principal amount of debenture you hold. The accreted principal amount will equal the original principal amount of $1,000 per debenture increased daily at a fixed yield equal to 0% per annum until June 14, 2011 and commencing on June 15, 2011 equal to 3.50% per annum, or $2,221.18 at maturity. The principal amount of a debenture will cease to accrete upon its maturity, conversion, purchase by us at the option of a holder (including upon a fundamental change) or redemption.

The debentures bear regular interest at an annual rate of 3.50% on the original principal amount from June 22, 2004, or from the most recent date to which interest has been paid or provided for, until June 14, 2011, payable semi-annually in arrears on each June 15 and December 15, each an "interest payment date", beginning December 15, 2004. After June 15, 2011, we will not pay regular interest.

In addition, we will pay contingent interest and additional amounts on the debentures under the circumstances described below under " -- Contingent interest" and "Registration rights."



You have the option, subject to fulfillment of certain conditions and during the periods described below, to convert your debentures into shares of our common stock initially at a conversion rate of 18.7434 shares of common stock per $1,000 original principal amount of debentures, subject to our election on July 29, 2004 to deliver cash in lieu of common stock to satisfy 100% of the accreted principal amount of debentures converted.


Upon conversion of a debenture and subject to our payment elections, you will receive only shares of our common stock and a cash payment to account for any fractional share. You will not receive any cash payment for interest (or contingent interest) accrued and unpaid to the conversion date except under the limited circumstances described below.

If any interest payment date, maturity date, redemption date or repurchase date (including upon the occurrence of a fundamental change, as described below) falls on a day that is not a business day, the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date or repurchase date (including upon the occurrence of a fundamental change, as described below), as the case may be, to that next succeeding business day.

The debentures have been issued only in denominations of $1,000 original principal amount and integral multiples thereof. References to "a debenture" or "each debenture" in this prospectus refer to $1,000 original principal amount of the debentures. The debentures are limited to $200,000,000 aggregate original principal amount.

As used in this prospectus, "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York or the city in which the principal corporate trust office of the trustee is located.

When we refer to "common stock," we mean the common stock, par value $0.01 per share, of Kellwood Company.

RANKING

The debentures are our direct, unsecured and unsubordinated obligations. The debentures rank equal in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness. The debentures effectively rank junior to any of our future secured indebtedness and any of our future indebtedness guaranteed by our non-guarantor subsidiaries. To the extent we conduct operations, now or in the future, through non-guarantor subsidiaries, creditors of those subsidiaries, including trade creditors and secured creditors, will generally have claims to the assets of our non-guarantor subsidiaries that are superior to the claims of our creditors, including holders of the debentures.

As of the date of this prospectus, the debentures were fully and unconditionally guaranteed, jointly and severally on an unsecured senior basis, by certain of our domestic wholly-owned subsidiaries. The guarantee of the debentures by each subsidiary guarantor is an unsecured senior obligation of that subsidiary guarantor, and effectively ranks equal in priority with all of the existing and future unsecured and unsubordinated indebtedness of such subsidiary guarantor, including, without limitation, the guarantee of our senior credit facility, and senior in right of payment to the subordinated indebtedness of such subsidiary guarantor. The guarantee of each subsidiary guarantor ranks junior in right of payment to any secured indebtedness of the subsidiary guarantor.


As of January 29, 2005, we had outstanding approximately $469.8 million of unsubordinated indebtedness ranking equally in right of payment with the debentures, excluding indebtedness of subsidiaries. As of January 29, 2005, our subsidiary guarantors had approximately $99.5 million of liabilities, less than $1.0 million of which had been guaranteed by us, and our non-guarantor subsidiaries had $52.0 million of liabilities. The indenture does not limit the amount of indebtedness we or our subsidiaries may incur.


SUBSIDIARY GUARANTEES


         Our obligations pursuant to the debentures are fully and unconditionally guaranteed, jointly and severally, on an unsecured senior basis, by the subsidiary guarantors. The subsidiary guarantors have agreed to pay, in addition to the amounts stated above, any and all out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the trustee and the holders in enforcing any rights under the guarantees with respect to the subsidiary guarantors. Each guarantor is 100% owned by Kellwood Company.



         Each guarantee is limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable subsidiary guarantor, after giving effect to all of its other liabilities, contingent or otherwise (including, without limitation, any guarantees under the senior credit facility), without rendering its guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws. If any guarantee were to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the relevant subsidiary guarantor, and, depending on the amount of such indebtedness, the subsidiary guarantor's liability on its guarantee could be reduced to zero. See "Risk Factors--Federal and state statutes may allow courts to void or subordinate guarantees and other laws may limit payments under the guarantees."



         Upon any release or termination of the guarantee of the senior credit facility provided by a subsidiary guarantor, the guarantee of the debentures provided by that subsidiary guarantor shall also be automatically terminated and cease to have any further force or effect. The guarantees will also automatically terminate immediately prior to the conversion of the debentures into common stock. We may terminate any guaranty if the subsidiary ceases to be a material subsidiary. We are under no obligation to cause any new material domestic wholly-owned subsidiary to become a guarantor.

         The subsidiary guarantees will not apply to any performance, observance or discharge by us with respect to conversion of the debentures and will automatically terminate prior to the conversion of any debenture into common stock.



         "Subsidiary guarantors" means each of our subsidiaries providing guarantees under our senior credit facility as of the date of this prospectus.



INTEREST

The debentures accrue regular interest at a rate of 3.50% per year from and including June 22, 2004, or from and including the most recent interest payment date to which interest has been paid or duly provided for, to but excluding the next interest payment date, or to June 14, 2011, as the case may be. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. We will also pay contingent interest on the debentures in the circumstances described under " -- Contingent interest." Interest (including contingent interest and additional amounts, if any) will be paid semiannually in arrears on June 15 and December 15 of each year, beginning December 15, 2004 until June 15, 2011. After June 15, 2011, we will not pay regular interest on the debentures.

Interest on a debenture (including contingent interest and additional amounts, if any) will be paid to the person in whose name the debenture is registered at the close of business on the June 1 or December 1, as the case may be (each, a "record date"), immediately preceding the relevant interest payment date (whether or not such day is a business day). Regular interest will cease to accrue on a debenture upon the earlier of June 15, 2011 or its conversion, purchase by us at the option of a holder (including upon a fundamental change) or redemption.

CONTINGENT INTEREST

Beginning with the period commencing on June 20, 2011 and ending December 14, 2011 and thereafter for any six-month period from and including an interest payment date to but excluding the next interest payment date, commencing with the six-month period commencing on December 15, 2011, we will pay contingent interest to you if the average trading price (as defined below) of the debentures during the five trading-day period immediately preceding the first day of the applicable period equals or exceeds 130% of the accreted principal amount of the debentures.

On any interest payment date when contingent interest shall be payable, the contingent interest payable per debenture will equal 0.125% of the average trading price of such debenture during the applicable five trading-day reference period, payable in arrears.

We will notify the holders of the debentures upon a determination that they will be entitled to receive contingent interest with respect to any interest period.

The "trading price" of a debenture on any date of determination shall be determined by us and shall be the average of the secondary market bid quotations per debenture obtained by the bid solicitation agent for $1,000,000 aggregate original principal amount of debentures at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, provided that if:

         o at least one such bid is not obtained by the bid solicitation agent, or

         o in our reasonable judgment, the bid quotations are not indicative of the secondary market value of debentures as of such determination date,

then the trading price for such determination date will equal (1) the applicable conversion rate of the debentures as of such determination date multiplied by
(2) the average last reported sale price (as defined below) of our common stock on the five trading days ending on such determination date.

The bid solicitation agent will initially be the trustee. We may change the bid solicitation agent, but the bid solicitation agent will not be our affiliate. The bid solicitation agent will solicit bids from securities dealers that are believed by us to be willing to bid for the debentures.

OPTIONAL REDEMPTION BY US

No sinking fund is provided for the debentures. Prior to June 20, 2011, the debentures will not be redeemable. On or after June 20, 2011, we may redeem the debentures in whole or in part at any time for a redemption price in cash equal to 100% of the accreted principal amount of the debentures to be redeemed, plus any accrued and unpaid interest (including contingent interest and additional amounts, if any) to but excluding the redemption date.

If the redemption date is an interest payment date, interest (including contingent interest and additional amounts, if any) shall be paid on such interest payment date to the record holder on the relevant record date.

We will provide not less than 30 nor more than 60 days' notice of redemption by mail to each registered holder of debentures to be redeemed. If the redemption notice is given and funds are deposited as required, then interest will cease to accrue and the principal amount will cease to accrete on and after the redemption date on those debentures or portions of debentures called for redemption.

If we decide to redeem fewer than all of the outstanding debentures, the trustee will select the debentures to be redeemed (in original principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the trustee considers fair and appropriate. If the trustee selects a portion of your debentures for partial redemption and you convert a portion of your debentures, the converted portion will be deemed to be from the portion selected for redemption.

We may not redeem the debentures if we have failed to pay any interest (including contingent interest and additional amounts, if any) on the debentures when due and such failure to pay is continuing. We will notify all of the holders if we redeem any of the debentures.

CONVERSION RIGHTS

Subject to the conditions and during the periods described below, you may convert each of your debentures into shares of our common stock initially at a conversion rate of 18.7434 shares of common stock per $1,000 original principal amount of debentures at any time prior to the close of business on June 15, 2034, subject to our ability to elect to deliver cash or a combination of cash and our common stock in lieu of common stock. The conversion price as of any date of determination is a dollar amount (initially $53.35 per share of common stock) derived by dividing the accreted principal amount of a debenture on such date (which will be $1,000 until June 14, 2011) by the conversion rate in effect on such date. The conversion rate and the equivalent conversion price in effect at any given time are referred to as the "applicable conversion rate" and the "applicable conversion price," respectively, and are subject to adjustment as described below. You may convert fewer than all of your debentures so long as the debentures converted are an integral multiple of $1,000 original principal amount.

You may convert your debentures only in the following circumstances, which are described in more detail below, and to the following extent:

         o in whole or in part, upon satisfaction of the market price condition;

         o in whole or in part, upon satisfaction of the trading price condition;

         o if any of your debentures are called for redemption, those debentures that have been so called; or

         o in whole or in part, upon the occurrence of specified corporate transactions.

If you elect to convert your debentures in connection with a specified corporate transaction referred to in the last bullet point above that occurs prior to June 15, 2011, and the corporate transaction also constitutes a fundamental change (as defined under " -- Repurchase of debentures by us at the option of the holder upon a fundamental change"), in certain circumstances, you will be entitled to receive, in addition to a number of shares of common stock equal to the applicable conversion rate, an additional number of shares of common stock (the "additional shares") as described below, subject in each case to our payment elections as described under " -- Payment upon conversion."

The number of additional shares will be determined by reference to the table below, based on the date on which the corporate transaction becomes effective (the "effective date") and the price (the "stock price") paid per share of our common stock in the corporate transaction. If holders of our common stock receive only cash in the corporate transaction, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock on the five trading days up to but not including the effective date of the corporate transaction.

The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion rate of the debentures is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under " -- Conversion rate adjustments."

The following table sets forth the number of additional shares to be received per $1,000 original principal amount of debentures:

    EFFECTIVE

                                                          STOCK PRICE
                       -----------------------------------------------------------------------------------
DATE                   $41.04     $47.00     $53.00     $59.00     $65.00     $71.00     $77.00     $83.00
----                   ------     ------     ------     ------     ------     ------     ------     ------
June 15, 2004 ......   5.6231     4.2216     3.0930     2.2927     1.7114     1.2809     0.9571     0.7101
June 15, 2005 ......   5.6231     4.2157     3.0474     2.2296     1.6435     1.2152     0.8974     0.6577
June 15, 2006 ......   5.6231     4.1348     2.9339     2.1074     1.5258     1.1087     0.8050     0.5793
June 15, 2007 ......   5.6231     4.1155     2.8467     1.9916     1.4048     0.9949     0.7037     0.4938
June 15, 2008 ......   5.6231     3.9259     2.6062     1.7456     1.1781     0.7987     0.5409     0.3629
June 15, 2009 ......   5.6231     3.6689     2.2686     1.4017     0.8691     0.5414     0.3374     0.2079
June 15, 2010 ......   5.6231     3.2164     1.6815     0.8303     0.3952     0.1862     0.0885     0.0414
June 15, 2011 ......   0.0000     0.0000     0.0000     0.0000     0.0000     0.0000     0.0000     0.0000

                                                               STOCK PRICE
                                  ------------------------------------------------------------------------
DATE                              $89.00     $95.00    $101.00    $107.00    $113.00    $119.00    $125.00
----                              ------     ------    -------    -------    -------    -------    -------
June 15, 2004 ...............     0.5205     0.3741     0.2609     0.1738     0.1072     0.0568     0.0000
June 15, 2005 ...............     0.4757     0.3368     0.2306     0.1495     0.0883     0.0426     0.0000
June 15, 2006 ...............     0.4109     0.2842     0.1888     0.1169     0.0634     0.0244     0.0000
June 15, 2007 ...............     0.3409     0.2281     0.1451     0.0842     0.0395     0.0097     0.0000
June 15, 2008 ...............     0.2385     0.1497     0.0864     0.0415     0.0096     0.0000     0.0000
June 15, 2009 ...............     0.1252     0.0677     0.0290     0.0041     0.0000     0.0000     0.0000
June 15, 2010 ...............     0.0160     0.0001     0.0000     0.0000     0.0000     0.0000     0.0000
June 15, 2011 ...............     0.0000     0.0000     0.0000     0.0000     0.0000     0.0000     0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

         o If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

         o If the stock price is equal to or in excess of $125.00 per share (subject to adjustment), no additional shares will be issued upon conversion.

         o If the stock price is less than $41.04 per share (subject to adjustment), no additional shares will be issued upon conversion.

Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 24.3665 per $1,000 original principal amount of debentures, subject to adjustments in the same manner as the conversion rate as set forth under " -- Conversion rate adjustments."

If we call your debentures for redemption, you may convert the debentures only until the close of business on the second business day prior to the redemption date unless we fail to pay the redemption price. If you have already delivered a repurchase election with respect to a debenture as described under either " -- Repurchase of debentures by us at the option of the holder" or " -- Repurchase of debentures by us at the option of the holder upon a fundamental change," you may not surrender that debenture for conversion until you have withdrawn the repurchase election in accordance with the indenture.

Upon conversion, you will not receive any cash payment of accrued and unpaid interest (including contingent interest) unless such conversion occurs between a regular record date and the interest payment date to which it relates but you will receive any additional amounts. We will not issue fractional shares of our common stock upon conversion of debentures. Instead, we will pay cash in lieu of fractional shares based on the last reported sale price of the common stock on the trading day prior to the conversion date. Our delivery to you of the full number of shares of our common stock and/or cash, if any, into which a debenture is convertible, together with any cash payment for any fractional share, will be deemed to satisfy our obligation to pay:

         o    the accreted principal amount of the debenture; and

         o accrued but unpaid interest (including contingent interest, if any) to but excluding the conversion date.

As a result, accrued but unpaid interest (including contingent interest, if any) to but excluding the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. For a discussion of your tax treatment upon receipt of our common stock upon conversion, see "Material United States federal income tax considerations."

Notwithstanding the preceding paragraph, if debentures are converted after the close of business on a record date, holders of such debentures at the close of business on the record date will receive the interest (including contingent interest, if any) payable on such debentures on the corresponding interest payment date notwithstanding the conversion. Debentures, upon surrender for conversion during the period from the close of business on any regular record date to the opening of business on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest (including contingent interest, if any) payable on the debentures so converted; provided that no such payment need be made (1) if we have specified a redemption date that is after a record date and on or prior to the business day immediately following the next interest payment date, (2) if we have specified a redemption date following a fundamental change that is after a record date and prior to the next interest payment date or (3) to the extent of any overdue interest (including contingent interest, if any) if any overdue interest exists at the time of conversion with respect to such debenture.

If you convert debentures, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares, if any, of our common stock upon the conversion, unless the tax is due because you request the shares to be issued or delivered to another person, in which case you will pay that tax.

CONVERSION PROCEDURES

To convert your debenture you must do the following:

         o complete and manually sign the conversion notice on the back of the debenture, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

         o if the debenture is in certificated form, surrender the debenture to the conversion agent;

         o if required, furnish appropriate endorsements and transfer documents;

         o    if required, pay all transfer or similar taxes; and

         o if required, pay funds equal to interest payable on the next interest payment date.

The date you comply with these requirements is the conversion date under the indenture. If your interest is a beneficial interest in a global debenture, to convert you must comply with the last three requirements listed above and comply with the depositary's procedures for converting a beneficial interest in a global debenture.

The conversion agent will, on your behalf, convert the debentures into shares of our common stock, to the extent we elect to satisfy our conversion obligation in common stock. See " -- Payment upon conversion." You may obtain copies of the required form of the conversion notice from the conversion agent. A certificate, or a book-entry transfer through DTC, for the number of full shares of our common stock into which any debentures are converted, together with a cash payment for any fractional share, will be delivered through the conversion agent as soon as practicable, but no later than the fifth business day, following the conversion date.

PAYMENT UPON CONVERSION

    (1) Conversion on or prior to the final notice date. In the event that we receive your notice of conversion on or prior to the day that is 20 days prior to maturity or, with respect to debentures being redeemed, the applicable redemption date (the "final notice date"), the following procedures will apply:

        If we choose to satisfy all or any portion of our obligation (the "conversion obligation") in cash, we will notify you through the trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) at any time on or before the date that is two business days following receipt of your notice of conversion ("cash settlement notice period"). If we timely elect to pay cash for any portion of the shares otherwise issuable to you, you may retract the conversion notice at any time during the two business day period beginning on the day after the final day of the cash settlement notice period ("conversion retraction period"); no such retraction can be made (and a conversion notice shall be irrevocable) if we do not elect to deliver cash in lieu of shares (other than cash in lieu of fractional shares). If the conversion notice has not been retracted, then settlement (in cash and/or shares) will occur on the business day following the final day of the 10 trading day period beginning on the day after the final day of the conversion retraction period. Settlement amounts will be computed as follows:

         o If we elect to satisfy the entire conversion obligation in shares, we will deliver to you a number of shares equal to (1) the aggregate original principal amount of debentures to be converted divided by 1,000 multiplied by (2) the sum of the applicable conversion rate and the applicable number of additional shares issuable upon conversion of $1,000 original principal amount of debentures, if any, as described under " -- Conversion rights."

         o If we elect to satisfy the entire conversion obligation in cash, we will deliver to you cash in an amount equal to the product of:

              o a number equal to (1) the aggregate original principal amount of debentures to be converted divided by 1,000 multiplied by
                   (2) the sum of the applicable conversion rate and the applicable number of additional shares issuable upon conversion of $1,000 original principal amount of debentures, if any, as described under " -- Conversion rights," and

              o the average of the last reported sale prices of our common stock for the ten consecutive trading days immediately following the date of our notice of our election to deliver cash (the "cash settlement averaging period").

         o If we elect to satisfy in cash a fixed portion of the conversion obligation other than the entire obligation, or a percentage of the conversion obligation other than 100%, we will deliver to you such cash amount ("cash amount") and a number of shares equal to the excess, if any, of the number of shares equal to (i) the aggregate original principal amount of debentures to be converted divided by

              1,000, multiplied by (ii) the sum of the applicable conversion rate and the applicable number of additional shares issuable upon conversion of $1,000 original principal amount of debentures, if any, as described under " -- Conversion rights," over the number of shares equal to the sum, for each day of the cash settlement averaging period, of (x) 10% of the cash amount (other than cash for fractional shares of common stock), divided by (y) the last reported sale price of our common stock. In addition, we will pay cash for all fractional shares of common stock as described above.

         (2) Conversion after the final notice date or following a specified corporate transaction in connection with which you are entitled to additional shares. In the event that we receive your notice of conversion after the final notice date, we will not send individual notices of our election to satisfy all or any portion of the conversion obligation in cash. Instead, if we choose to satisfy all or any portion of the conversion obligation in cash, we will send a single notice to the trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) at any time on or before the final notice date. Settlement amounts will be computed in the same manner as set forth above under " -- Conversion on or prior to the final notice date" except that the "cash settlement averaging period" shall be the five consecutive trading days ending on the third trading day prior to the conversion date and, for purposes of the formula set forth in the third bullet point above, 20% shall be used instead of 10%. Settlement (in cash and/or shares) will occur on the business day following the final day of such cash settlement averaging period.

         In addition, if you elect to convert your debentures under " -- Conversion upon specified corporate transactions" and you are entitled to additional shares, we will not send individual notices of our election to satisfy all or any portion of the conversion obligation in cash. Instead, if we choose to satisfy all or any portion of the conversion obligation in cash, we will send a single notice to the trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) in connection with the announcement of the relevant corporate transaction. Settlement amounts will be computed in the same manner as set forth above under " -- Conversion on or prior to the final notice date" except that (a) the reference to the average of the last reported sale prices of our common stock during the cash settlement averaging period in the second bullet point above shall mean the "stock price" used to determine the number of additional shares, (b) (i) the "cash settlement averaging period" referred to in the third bullet point above shall be the five consecutive trading days up to but not including the effective date of the relevant corporate transaction and
(ii) if holders of our common stock receive only cash in such corporate transaction, the "last reported sale price of our common stock" referred to in clause (y) of the third bullet point above shall be deemed to be equal to such cash received per share, and (c) for purposes of the formula set forth above in the third bullet point above, 20% shall be used instead of 10%. Settlement will occur as promptly as practicable after the later of the conversion date and the effective date of the relevant corporate transaction.

         "Trading day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if our common stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded.

         (3) Conversion after irrevocable election to pay principal in cash. On July 29, 2004, we irrevocably elected, by notice to the trustee and the holders of the debentures, to satisfy in cash 100% of the accreted principal amount of debentures converted after this date. As a result of this election, any reference in this prospectus to satisfying 100% of the accreted principal amount in common stock or a combination of cash and common stock shall be superseded by the provisions of this paragraph. We still may satisfy the remainder of our conversion obligation to the extent it exceeds the accreted principal amount in cash or common stock or a combination of cash and common stock. If we choose to satisfy all or a portion of the remainder of our conversion obligation in cash, we will provide notice of our election in the same manner as set forth above under either " -- Conversion on or prior to the final notice date" or " -- Conversion after the final notice date," whichever is applicable. If we choose to satisfy all of the remainder of our conversion obligation in common stock, notice of our election to deliver cash for the accreted principal amount will be deemed to have been provided on the last date of the cash settlement notice period and your notice of conversion will not be retractable. Settlement amounts will be computed and settlement dates will be determined in the same manner as set forth above under " -- Conversion on or prior to the final notice date" and " -- Conversion after the final notice date or following a specified corporate transaction in connection with which you are entitled to additional shares," as applicable.

CONVERSION UPON SATISFACTION OF MARKET PRICE CONDITION

         You may surrender your debentures for conversion during any fiscal quarter commencing after July 31, 2004, if the last reported sale price of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 131.30% of the applicable conversion price per share of our common stock on such last trading day; provided that once such threshold is met, the debenture will thereafter be convertible at any time at the option of the holder, through maturity.

         The "last reported sale price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which our common stock is traded or, if our common stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. If our common stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "last reported sale price" will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If our common stock is not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and asked prices for our common stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by us for this purpose.

         Because the applicable conversion price of a debenture at any time is dependent upon the accreted principal amount of a debenture at that time, the conversion trigger prices for periods ending after June 15, 2011 are indicated in the following table at June 15 of each year beginning 2011.

                            CONVERSION TRIGGER PRICE



                                                            APPLICABLE        CONVERSION
AS OF JUNE 15,                                            CONVERSION PRICE   TRIGGER PRICES
--------------                                            ----------------   --------------
2011 ...................................................     $ 53.35             $ 70.05
2012 ...................................................       55.24               72.52
2013 ...................................................       57.19               75.09
2014 ...................................................       59.20               77.74
2015 ...................................................       61.30               80.48
2016 ...................................................       63.46               83.32
2017 ...................................................       65.70               86.26
2018 ...................................................       68.02               89.31
2019 ...................................................       70.42               92.46
2020 ...................................................       72.91               95.73
2021 ...................................................       75.48               99.11
2022 ...................................................       78.15              102.61
2023 ...................................................       80.91              106.23
2024 ...................................................       83.76              109.98
2025 ...................................................       86.72              113.86
2026 ...................................................       89.78              117.88
2027 ...................................................       92.95              122.04
2028 ...................................................       96.23              126.35
2029 ...................................................       99.63              130.81
2030 ...................................................      103.15              135.43
2031 ...................................................      106.79              140.21
2032 ...................................................      110.56              145.16
2033 ...................................................      114.46              150.29
2034 ...................................................      118.50              155.60

         This table assumes no events have occurred that would require an adjustment to the conversion rate.

CONVERSION UPON SATISFACTION OF TRADING PRICE CONDITION

         You may surrender your debentures for conversion during the five business day period after any five consecutive trading day period in which the "trading price" per debenture, as determined following a request by a holder of debentures in accordance with the procedures described below, for each day of that period was less than 98% of the product of the conversion rate and the last reported sale price of our common stock for each day during such period (the "98% Trading Exception"); provided that if, on the date of any conversion pursuant to the 98% Trading Exception that is on or after June 15, 2029, the last reported sale price of our common stock is greater than the applicable conversion price but less than 131.30% thereof, then you will receive, in lieu of common stock based on the applicable conversion rate, an amount in cash, shares of our common stock, or a combination thereof, at our option, equal to the accreted principal amount of the debentures converted, plus accrued and unpaid interest (including contingent interest and additional interest, if any) to but excluding the conversion date (a "principal value conversion"). Any common stock delivered upon a principal value conversion will be valued at the average of the last reported sale prices of our common stock for a five trading day period starting on the third trading day following the conversion date.

         For purposes of this provision, if the trustee cannot reasonably obtain at least one bid for $1,000,000 original principal amount of the debentures from a nationally recognized securities dealer, or in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the debentures, then the trading price per debenture will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate.

         In connection with any conversion upon satisfaction of the above trading price condition, the trustee shall have no obligation to determine the trading price of the debentures unless we have requested such determination; and we shall have no obligation to make such request unless you provide us with reasonable evidence that the trading price per debenture would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we shall instruct the trustee to determine the trading price of the debentures beginning on the next trading day and on each successive trading day until the trading price per debenture is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate.

CONVERSION UPON NOTICE OF REDEMPTION

         If we call any or all of the debentures for redemption, you may convert any of your debentures that have been called for redemption at any time prior to the close of business on the second business day prior to the redemption date after which time your right to convert such debentures will expire, unless we fail to pay the redemption price.

CONVERSION UPON SPECIFIED CORPORATE TRANSACTIONS

         If we elect to:

         o distribute to all holders of our common stock rights or warrants entitling them to subscribe for or purchase, for a period expiring within 45 days after the date of the distribution, shares of our common stock at less than the last reported sale price of a share of our common stock on the trading day immediately preceding the declaration date of the distribution; or

         o distribute to all holders of our common stock assets, debt securities or rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 10% of the last reported sale price of our common stock on the trading day immediately preceding the declaration date for such distribution, we must notify holders of the debentures at least 20 business days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their debentures for conversion at any time until the earlier of the close of business on the business day immediately prior to the ex-dividend date or any announcement that such distribution will not take place. No holder may exercise this right to convert if the holder otherwise will participate in the distribution without conversion. The "ex-dividend" date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer.

         In addition, if we are a party to a consolidation, merger, binding share exchange or transfer of all or substantially all of our assets, in each case pursuant to which our common stock would be converted into (i) cash or property other than securities or (ii) cash, securities or other property, provided that in the case of clause (ii), such transaction also constitutes a fundamental change, a holder may surrender debentures for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until and including the date which is 15 days after the actual effective date of such transaction (or if such consolidation, merger, share exchange or transfer also constitutes a fundamental change, until the repurchase date corresponding to such fundamental change). At the effective time of the transaction referred to above or if we engage in certain reclassifications of our common stock, the right to convert a debenture into our common stock will be changed into a right to convert a debenture into the kind and amount of cash, securities or other property which a holder would have received if the holder had converted its debentures immediately prior to the applicable record date for such transaction. If we engage in any transaction described in the preceding sentence, the conversion rate will not be adjusted as described under " -- Conversion rate adjustments" below. If the transaction also constitutes a fundamental change, a holder can require us to redeem all or a portion of its debentures as described under " -- Repurchase of debentures by us at the option of the holder upon a fundamental change."


         The indenture does not limit or restrict the ability of any subsidiary guarantor to consolidate with or merge with or into any person or sell, convey, transfer or lease its property or assets.


CONVERSION RATE ADJUSTMENTS

         The conversion rate is subject to adjustment as described below, except that we will not make any adjustments to the conversion rate if holders of the debentures participate in any of the transactions described below without having to convert their debentures.

         (1) If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

                    CR'=CR(0) X      OS'
                               ---------------
                                   OS(0)

where,

         CR(0) =  the conversion rate in effect immediately prior to such event

         CR'   =  the conversion rate in effect immediately after such event

         OS(0) = the number of our shares of common stock outstanding immediately prior to such event

         OS'   =  the number of our shares of common stock outstanding
                  immediately after such event

         (2) If we issue to all or substantially all holders of our common stock any rights or warrants entitling them for a period of not more than 45 days to subscribe for or purchase shares of our common stock, at a price per share less than the last reported sale price of shares of our common stock on the business day immediately preceding the time of announcement of such issuance, the conversion rate will be adjusted based on the following formula (provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

                    CR'=CR(O) X      OS(O) + X
                                ----------------------------
                                     OS(O) + Y
where,

         CR(O) = the conversion rate in effect immediately prior to such event

         CR'   = the conversion rate in effect immediately after such event

         OS(O) = the number of our shares of common stock outstanding immediately prior to such event

         X     = the total number of shares of our common stock issuable
                 pursuant to such rights

         Y     = the number of shares of our common stock equal to the aggregate price payable to exercise such rights divided by the average of the last reported sale prices of our common stock for the ten consecutive trading days prior to the business day immediately preceding the record date for the issuance of such rights

         (3) If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all or substantially all holders of our common stock, excluding:

         o dividends, distributions and rights or warrants referred to in clause (1) or (2) above; and

         o    dividends or distributions paid exclusively in cash;

then the conversion rate will be adjusted based on the following formula:

                  CR'=CR(O) X      SP(O)
                              -----------------
                                SP(O) - FMV

where,

         CR(O) = the conversion rate in effect immediately prior to such distribution

         CR'   = the conversion rate in effect immediately after such
                 distribution

         SP(O) = the average of the last reported sale prices of our common stock for the ten days prior to the business day immediately preceding the record date for such distribution

         FMV   = the fair market value (as determined by our board of directors)
                 of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the record date for such distribution

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock or shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a "spin-off," the conversion rate in effect immediately before the close of business on the record date fixed for determination of shareholders entitled to receive the distribution will be increased based on the following formula:

                  CR'=CR(O) X     FMV(O) + MP(O)
                             ----------------------------
                                       MP(O)

where,

    CR(O)      = the conversion rate in effect immediately prior to such
                 distribution

    CR'        = the conversion rate in effect immediately after such
                 distribution

    FMV(O)  =  the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 trading days after the effective date of the spin-off

    MP(O)   =  the average of the last reported sale prices of our common stock over the first 10 consecutive trading days after the effective date of the spin-off

The adjustment to the conversion rate under the preceding paragraph will occur on the tenth trading day from, and including, the effective date of the spin-off.

         (4) If we make any cash dividend or distribution during any of our quarterly fiscal periods to all or substantially all holders of our common stock, in an aggregate amount that, together with other cash dividends or distributions made during such quarterly fiscal period, exceeds the product of $0.16 (appropriately adjusted from time to time for any share dividends on or subdivisions of our common stock) multiplied by the number of shares of common stock outstanding on the record date for such distribution, the conversion rate will be adjusted based on the following formula:

                  CR'=CR(O) x        SP(O)
                              -------------------
                                  SP(O) - C
where,

    CR(O)   =  the conversion rate in effect immediately prior to the record date for such distribution

    CR'     =  the conversion rate in effect immediately after the record date for such distribution

    SP(O)   =  the average of the last reported sale prices of our common stock for the ten consecutive trading days prior to the business day immediately preceding the record date of such distribution

    C       =  the amount in cash per share we distribute to holders of our common stock that exceeds $0.16 (appropriately adjusted from time to time for any share dividends on, or subdivisions of, our common stock)

         (5) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

                  CR'=CR(O) x        AC + (SP'xOS')
                              ----------------------------
                                      OS(O) x SP'

where,

    CR(O)   =  the conversion rate in effect on the date such tender or exchange offer expires

    CR'     =  the conversion rate in effect on the day next succeeding the date such tender or exchange offer expires

    AC      =  the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer

    OS(O)   =  the number of shares of common stock outstanding immediately prior to the date such tender or exchange offer expires

    OS'     =  the number of shares of common stock outstanding immediately after the date such tender or exchange offer expires

    SP'     =  the average of the last reported sale prices of our common stock for the ten consecutive trading days commencing on the trading day next succeeding the date such tender or exchange offer expires

If, however, the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

         Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

         In the event of:

         o    any reclassification of our common stock, or

         o    a consolidation, merger or combination involving us, or

         o a sale or conveyance to another person of all or substantially all of our property and assets,

in which holders of our outstanding common stock would be entitled to receive cash, securities or other property for their shares of common stock, holders of debentures will generally be entitled thereafter to convert their debentures into the same type of consideration received by holders of our common stock immediately prior to one of these types of event.

         We are permitted to increase the conversion rate of the debentures by any amount for a period of at least 20 days if our board of directors determines that such increase would be in our best interest. We are required to give at least 15 days prior notice of any increase in the conversion rate. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. For discussion of the United States federal income tax treatment of an adjustment to the conversion rate of the debentures, see "Material United States federal income tax considerations -- Tax consequences to United States holders -- Constructive dividends."

         To the extent that we have a rights plan in effect upon conversion of the debentures into common stock, you will receive, in addition to the common stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

         As used in this prospectus, "current market price" means the average of the last reported sale prices per share of our common stock for the 20 trading day period ending on the applicable date of determination (if the applicable date of determination is a trading day or, if not, then on the last trading day prior to the applicable date of determination), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the trading days during the 20 trading period and ending on the applicable date of determination, of any event that would result in an adjustment of the conversion rate under the indenture.

         The applicable conversion rate will not be adjusted:

         o upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

         o upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

         o upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the debentures were first issued;

         o    for a change in the par value of the common stock; or

         o for accrued and unpaid interest (including contingent interest and additional amounts, if any).

         Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

         In the event of:

         o a taxable distribution to holders of shares of common stock that results in an adjustment to the conversion rate or

         o    an increase in the conversion rate at our discretion,

the holders of the debentures may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend. In addition, non-U.S. holders of debentures in certain circumstances may be deemed to have received a distribution subject to United States federal withholding tax requirements. See "Material United States federal income tax considerations -- Tax consequences to United States holders -- Constructive dividends" and " -- Tax consequences to non-United States holders -- Debentures."

REPURCHASE OF DEBENTURES BY US AT THE OPTION OF THE HOLDER

         You have the right to require us to repurchase all or a portion of your debentures for cash on June 15, 2011, June 15, 2014, June 15, 2019, June 15, 2024 and June 15, 2029 (each, a "repurchase date").

         We are required to repurchase any outstanding debenture for which you deliver a written repurchase notice to the paying agent (which will initially be the trustee). This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the business day prior to the repurchase date. You may withdraw your repurchase notice at any time prior to the close of business on the business day prior to the repurchase date. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the debentures listed in the notice. Our repurchase obligation is subject to certain additional conditions described below.

         The repurchase price payable in respect of debentures to be repurchased on June 15, 2011, June 15, 2014, June 15, 2019, June 15, 2024 and June 15, 2029
will be equal to 100% of the accreted principal amount of the debentures to be repurchased plus any accrued and unpaid interest (including contingent interest and additional amounts, if any) to but excluding the repurchase date.

         On or before the 20th business day prior to each repurchase date, we will provide to the trustee, the paying agent and all holders of debentures at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, a notice stating, among other things:

         o    the repurchase price;

         o    the name and address of the paying agent and the conversion agent;
              and

         o the procedures that holders must follow to require us to repurchase their debentures.

         Your notice electing to require us to repurchase debentures must state:

         o if certificated debentures have been issued, the debenture certificate numbers;

         o the portion of the original principal amount of debentures to be repurchased, which must be in integral multiples of $1,000; and

         o that the debentures are to be repurchased by us pursuant to the applicable provisions of the debentures and the indenture.

         If your debentures are not in certificated form, your repurchase notice must comply with appropriate DTC procedures.

         No debentures may be repurchased at the option of holders if there has occurred and is continuing an event of default under the indenture, other than an event of default that is cured by the payment of the repurchase price of the debentures.

         You may withdraw any repurchase notice in whole or in part by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day prior to the repurchase date. The withdrawal notice must state:

         o    the original principal amount of the withdrawn debentures;

         o if certificated debentures have been issued, the certificate numbers of the withdrawn debentures; and

         o the original principal amount, if any, which remains subject to the repurchase notice.

         If your debentures are not in certificated form, your withdrawal notice must comply with appropriate DTC procedures.

         To receive payment of the repurchase price, you must either effect book-entry transfer of your debentures or deliver your debentures, together with necessary endorsements, to the office of the paying agent after delivery of your repurchase notice. Payment of the repurchase price for a debenture will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the debenture.

         If the paying agent holds money sufficient to pay the repurchase price of the debentures on the day immediately preceding the repurchase date, then, on and after the repurchase date:

         o the debentures will cease to be outstanding and interest will cease to accrue and the principal will cease to accrete (whether or not book-entry transfer of the debentures has been made or the debentures have been delivered to the paying agent); and

         o all other rights of the holders will terminate (other than the right to receive the repurchase price upon transfer or delivery of the debentures).

         We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of our repurchase notice. If then required by the applicable rules, we will file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the debentures.

REPURCHASE OF DEBENTURES BY US AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

         If a fundamental change (as defined below in this section) occurs at any time prior to the maturity date, you will have the right, at your option, to require us to repurchase for cash any or all of your debentures, or any portion of the original principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The repurchase price we are required to pay is equal to 100% of the accreted principal amount of the debentures to be purchased plus accrued and unpaid interest (including contingent interest and additional amounts, if any) to but excluding the repurchase date.

         A "fundamental change" will be deemed to have occurred at the time after the debentures are originally issued that any of the following occurs:

         o a "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than us, our subsidiaries or our or their employee benefit plans, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the total voting power of all shares of our capital stock that are entitled to vote generally in the election of directors;

         o consummation of any share exchange, consolidation or merger of us or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than us or one or more of our subsidiaries, pursuant to which our common stock will be converted into cash, securities or other property; provided, however, that a transaction where the holders of our voting capital stock immediately prior to such transaction have directly or indirectly more than 50% of the aggregate voting power of all shares of capital stock of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a fundamental change;

         o continuing directors (as defined below) cease to constitute at least a majority of our board of directors;

         o our shareholders approve any plan or proposal for our liquidation or dissolution; or

         o our common stock or other common stock into which the debentures are convertible is neither listed for trading on a U.S. national securities exchange nor approved for trading on the Nasdaq National Market or another established automated over-the-counter trading market in the United States.

         "Continuing director" means a director who was a member of our board of directors on the date of the indenture or who becomes a director subsequent to that date and whose election, appointment or nomination for election by our shareholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which such individual is named as nominee for director.

         A fundamental change will not be deemed to have occurred in respect of any of the foregoing, however, if at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the fundamental change consists of shares of capital stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a fundamental change (these securities being referred to as "publicly traded securities") and as a result of this transaction or transactions the debentures become convertible into such publicly traded securities, excluding cash payments for fractional shares.

         For purposes of the above paragraph the term "capital stock" of any person means any and all shares (including ordinary shares or American Depository Shares), interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

         On or before the 30th day after the occurrence of a fundamental change, we will provide to all holders of the debentures and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

         o    the events causing a fundamental change;

         o    the date of the fundamental change;

         o    the last date on which a holder may exercise the repurchase right;

         o    the fundamental change repurchase price;

         o    the fundamental change repurchase date;

         o    the name and address of the paying agent and the conversion agent;

         o the applicable conversion rate and any adjustments to the applicable conversion rate;

         o that the debentures with respect to which a fundamental change repurchase election has been given by the holder may be converted only if the holder withdraws the fundamental change repurchase election in accordance with the terms of the indenture; and

         o the procedures that holders must follow to require us to repurchase their debentures.

         To exercise the repurchase right, you must deliver prior to the close of business on the business day immediately preceding the repurchase date, subject to extension to comply with applicable law, the debentures to be repurchased, duly endorsed for transfer, together with a written repurchase election and the form entitled "Form of Fundamental Change Repurchase Notice" on the reverse side of the debentures duly completed, to the paying agent. Your repurchase election must state:

         o if certificated, the certificate numbers of your debentures to be delivered for repurchase;

         o the portion of the original principal amount of debentures to be repurchased, which must be $1,000 or an integral multiple thereof; and

         o that the debentures are to be repurchased by us pursuant to the applicable provisions of the debentures and the indenture.

         If the debentures are not in certificated form, your notice must comply with appropriate DTC procedures.

         You may withdraw any repurchase election (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

         o    the original principal amount of the withdrawn debentures;

         o if certificated debentures have been issued, the certificate numbers of the withdrawn debentures; and

         o the original principal amount, if any, which remains subject to the repurchase notice.

         If the debentures are not in certificated form, your notice must comply with appropriate DTC procedures.

         We are required to repurchase the debentures no later than 30 days after the date of our notice of the occurrence of the relevant fundamental change subject to extension to comply with applicable law. You will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the debentures. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the debentures on the day immediately preceding the fundamental change repurchase date, then on the repurchase date:

         o the debentures will cease to be outstanding and interest will cease to accrue and the principal amount will cease to accrete (whether or not book-entry transfer of the debentures is made or whether or not the debenture is delivered to the paying agent); and

         o all other rights of the holders will terminate (other than the right to receive the fundamental change repurchase price upon delivery or transfer of the debentures).

         We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of our repurchase of debentures upon a fundamental change. If then required by the applicable rules, we will file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the debentures.

         The rights of the holders to require us to repurchase their debentures upon a fundamental change could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management's knowledge of any specific effort to accumulate shares of our common stock, to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change purchase feature is a standard term contained in other offerings of debt securities similar to the debentures that have been marketed by the initial purchasers of the debentures. The terms of the fundamental change repurchase feature resulted from negotiations between the initial purchasers and us.

         The term "fundamental change" is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the debentures upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

         No debentures may be repurchased at the option of holders upon a fundamental change if there has occurred and is continuing an event of default under the indenture, other than an event of default that is cured by the payment of the fundamental change repurchase price of the debentures.

         The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the debentures to require us to repurchase its debentures as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

         If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price or we may be prohibited from doing so under the terms of our then-existing indebtedness. See "Risk Factors" under the caption "Risks Related to the Debentures -- We may not have the ability to raise the funds necessary to purchase the debentures upon a fundamental change or other purchase date, as required by the indenture governing the debentures." Our failure to purchase the debentures when required following a fundamental change would constitute an event of default under the indenture with respect to the debentures. In addition, we have incurred and may in the future incur, other indebtedness with similar change in control provisions permitting holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

MERGER AND SALE OF ASSETS BY US

         The indenture provides that we may not consolidate with or merge with or into any other person or sell, convey, transfer or lease our properties and assets substantially as an entirety to another person, unless:

         o we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

         o the successor person assumes all of our obligations under the debentures and the indenture;

         o immediately after giving effect to such transaction, there is no event of default or event that, with notice or passage of time or both, would become an event of default; and

         o we have delivered to the trustee an officers' certificate and an opinion of counsel each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with these requirements.

         Upon any permitted consolidation, merger, sale, conveyance, transfer or lease, the resulting, surviving or transferee person shall succeed to and be substituted for us, and may exercise our rights and powers under the indenture and the debentures, and after any such contemplated transaction, we will be relieved of all obligations and covenants under the indenture and the debentures.

EVENTS OF DEFAULT; NOTICE AND WAIVER

         The following constitute events of default under the indenture:

         o we fail to pay the accreted principal amount of the debentures when due at maturity, upon redemption, upon repurchase or otherwise;

         o we fail to pay any interest (including contingent interest and additional amounts, if any) on the debentures when due and such failure continues for a period of 30 days;

         o we fail to provide notice of the occurrence of a fundamental change on a timely basis;

         o default in our obligation to convert the debentures into shares of our common stock, cash or a combination of cash and common stock upon exercise of a holder's conversion right and such default continues for a period of 10 days;

         o default in our obligation to repurchase the debentures at the option of a holder upon a fundamental change or on any other repurchase date;

         o default in our obligation to redeem the debentures after we have exercised our option to redeem;

         o we fail to perform or observe any of the covenants in the indenture for 60 days after written notice to us from the trustee or the holders of at least 25% in original principal amount of the outstanding debentures;

         o there occurs an event of default with respect to our or any of our subsidiaries' indebtedness having a principal amount then outstanding, individually or in the aggregate, of at least $25 million, whether such indebtedness now exists or is hereafter incurred, which default or defaults:

              o shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

              o shall constitute the failure to pay such indebtedness at the final stated maturity thereof (after expiration of any applicable grace period);

         o any final judgment or judgments for the payment of money in excess of $25 million (to the extent not covered by insurance as to which the insurer does not dispute coverage) shall be rendered against us and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and

         o certain events involving our bankruptcy, insolvency or reorganization.

         The trustee may withhold notice to the holders of the debentures of any default, except defaults in payment of principal or interest (including contingent interest or additional amounts, if any) on the debentures. However, the trustee must consider it to be in the interest of the holders of the debentures to withhold this notice.

         If an event of default occurs and continues, the trustee or the holders of at least 25% in aggregate original principal amount of the outstanding debentures may declare the accreted principal amount of and accrued and unpaid interest (including contingent interest and additional amounts, if any) on the outstanding debentures to be immediately due and payable. In case of certain events of bankruptcy or insolvency involving us, the accreted principal amount of and accrued and unpaid interest (including contingent interest and additional amounts, if any) on the debentures will automatically become due and payable. However, if we cure all defaults, except the nonpayment of accreted principal amount or interest (including contingent interest and additional amounts, if any) that became due as a result of the acceleration, and meet certain other conditions, with certain exceptions, this declaration may be cancelled and the holders of a majority of the aggregate original principal amount of outstanding debentures may waive these past defaults.

         The holders of a majority of outstanding aggregate original principal amount of debentures have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

         No holder of the debentures may pursue any remedy under the indenture, except in the case of a default in the payment of the accreted principal amount of or interest (including contingent interest or additional amounts, if any) on the debentures, unless:

         o the holder has given the trustee written notice of an event of default;

         o the holders of at least 25% in the aggregate original principal amount of outstanding debentures make a written request, and offer reasonable indemnity, to the trustee to pursue the remedy;

         o the trustee does not receive an inconsistent direction from the holders of a majority in original principal amount of the debentures;

         o the holder or holders have offered reasonable security or indemnity to the trustee against any costs, liability or expense of the trustee; and

         o the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

         A default in the payment of the debentures, or a default with respect to the debentures that causes them to be accelerated, may give rise to a cross-default under our credit facilities or other indebtedness.

MODIFICATION AND WAIVER

         The consent of the holders of a majority in aggregate original principal amount of the outstanding debentures is required to modify or amend the indenture. However, a modification or amendment requires the consent of the holder of each outstanding debenture if it would:

         o    extend the fixed maturity of any debenture;

         o reduce the rate or extend the time for payment of interest (including contingent interest or additional amounts, if any) on any debenture;

         o reduce the original principal amount or accreted principal amount of any debenture or the accretion rate on the debentures;

         o reduce any amount payable upon redemption or repurchase of any debenture;

         o affect our obligation to redeem any debentures on a redemption date in a manner adverse to such holder;

         o affect our obligation to repurchase any debenture at the option of the holder in a manner adverse to such holder;

         o affect our obligation to repurchase any debenture upon a fundamental change in a manner adverse to such holder;

         o impair the right of a holder to institute suit for payment on any debenture;

         o    change the currency in which any debenture is payable;

         o impair the right of a holder to convert any debenture or reduce the number of common shares, the amount of cash or the amount of any other property receivable upon conversion;

         o    reduce the quorum or voting requirements under the indenture;

         o subject to specified exceptions, modify certain of the provisions of the indenture relating to modification or waiver of provisions of the indenture; or

         o reduce the percentage in original principal amount of debentures required for consent to any modification of the indenture.

         We are permitted to modify certain provisions of the indenture without the consent of the holders of the debentures, including to:

         o    secure any debentures;

         o    evidence the assumption of our obligations by a successor person;

         o    add covenants for the benefit of the holders of debentures;

         o cure any ambiguity or correct any error in the indenture, so long as such action will not adversely affect the interests of holders, provided that any such amendment made solely to conform the provisions of the indenture to this prospectus will be deemed not to adversely affect the interests of holders;

         o    establish the forms or terms of the debentures;

         o    evidence the acceptance of appointment by a successor trustee;

         o qualify or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended; and

         o make other changes to the indenture or forms or terms of the debentures, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the holders of the debentures.

CALCULATIONS IN RESPECT OF DEBENTURES

         We are responsible for making all calculations called for under the indenture. These calculations include, but are not limited to, determinations of the market prices of our common stock and the debentures, the accreted principal amount and the amount of accrued interest (including contingent interest and additional amounts, if any) payable on the debentures and the applicable conversion price of the debentures. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of debentures. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of debentures upon the request of that holder.

INFORMATION CONCERNING THE TRUSTEE

         We have appointed Union Bank of California, N.A., the trustee under the indenture, as initial paying agent, conversion agent, debenture registrar and custodian for the debentures. The trustee or its affiliates may also provide banking and other services to us in the ordinary course of their business.

GOVERNING LAW

         The debentures and the indenture are governed by, and construed in accordance with, the laws of the State of New York.

FORM, DENOMINATION, EXCHANGE, REGISTRATION AND TRANSFER

         The debentures have been issued:

         o    in fully registered form;

         o    without interest coupons; and

         o in denominations of $1,000 original principal amount and integral multiples of $1,000.

         Holders may present debentures for conversion, registration of transfer and exchange at the office maintained by us for such purpose, which is initially the Corporate Trust Office of the trustee in The City of Los Angeles.

PAYMENT AND PAYING AGENT

         We will maintain an office where we will pay the accreted principal on the debentures and you may present the debentures for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee. We may pay interest by check mailed to your address as it appears in the debenture register, provided that if you are a holder with an aggregate original principal amount in excess of $2.0 million, you will be paid, at your written election, by wire transfer in immediately available funds.

         However, payments to The Depository Trust Company, New York, New York, which we refer to as DTC, will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

NOTICES

         Except as otherwise described herein, notice to registered holders of the debentures will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

RULE 144A INFORMATION REQUEST

         We will furnish to the holders or beneficial holders of the debentures or the underlying common stock and prospective purchasers, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act until such time as such securities are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an affiliate of ours.

                               REGISTRATION RIGHTS

         On June 22, 2004, we entered into a registration rights agreement with the initial purchasers pursuant to which we agreed for the benefit of the holders of the debentures and the common stock issuable upon conversion of the debentures that we will, at our cost use our reasonable best efforts to keep the shelf registration statement effective until the earlier of:

         o the expiration of the period referred to in Rule 144(k) of this Securities Act with respect to the debentures held by non-affiliates of Kellwood; and

         o such time as all of the debentures and the common stock issuable upon conversion thereof cease to be outstanding or have been sold either pursuant to the shelf registration statement or pursuant to Rule 144 under the Securities Act or any similar provision then in force.

We may suspend the effectiveness of the shelf registration statement or the use of this prospectus during specified periods under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events. Any such suspension period shall not exceed an aggregate of 120 days in any 12-month period. In addition, holders will be unable to use the registration statement if we have filed a post-effective amendment to the registration statement for the purpose of adding holders to the registration statement until the post-effective amendment is declared effective, and this inability will not be subject to the 120-day limit referred to above or the payment of additional amounts discussed below.

We will pay predetermined additional amounts to holders of debentures if the shelf registration statement is not timely filed or made effective within specified time periods or if the prospectus is unavailable for periods in excess of those permitted above. Those additional amounts will accrue until a failure to file or become effective or unavailability is cured in respect of any debentures at a rate equal to 0.25% per annum of the outstanding original principal amount thereof for the first 90 days after the occurrence of the event and 0.50% per annum of the outstanding original principal amount thereof after the first 90 days.

The additional amounts will accrue from and including the date on which the registration default occurs to but excluding the date on which all registration defaults have been cured. We will have no other liabilities for monetary damages with respect to our registration obligations, except that if we breach, fail to comply with or violate some provisions of the registration rights agreement, the holders of the debentures may be entitled to equitable relief, including injunction and specific performance. If a holder converts some or all of its debentures into shares of common stock, the holder will not be entitled to receive additional amounts on such shares of common stock.

Upon any sale of the debentures or common stock issued upon conversion of the debentures, a holder will be required to deliver a notice of such sale in substantially the form attached as an exhibit to the registration rights agreement.

The foregoing summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to all of the provisions of the registration rights agreement. Because the foregoing is only a summary, it does not contain all the information that you may find useful. For further information you should read the registration rights agreement. The registration rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part and you may obtain a copy of that agreement as described below under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

                                BOOK-ENTRY SYSTEM

Debentures are evidenced by two global debentures. We have deposited the global debenture or debentures with DTC and registered the global debentures in the name of Cede & Co. as DTC's nominee. Except as set forth below, a global debenture may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global debenture may be held through organizations that are participants in DTC (called "participants"). Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global debenture to such persons may be limited.

Beneficial interests in a global debenture held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called "indirect participants"). So long as Cede & Co., as the nominee of

DTC, is the registered owner of a global debenture, Cede & Co. for all purposes will be considered the sole holder of such global debenture. Except as provided below, owners of beneficial interests in a global debenture will:

         o not receive physical delivery of certificates in definitive registered form; and

         o    not be considered holders of the global debenture.

We will pay interest (including contingent interest and additional amounts, if any) on and the redemption price and the repurchase price of a global debenture to Cede & Co., as the registered owner of the global debenture, by wire transfer of immediately available funds on each interest payment date or the redemption or repurchase date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

         o for the records relating to, or payments made on account of, beneficial ownership interests in a global debenture; or

         o for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of debentures, including the presentation of debentures for conversion, only at the direction of one or more participants to whose account with DTC interests in the global debenture are credited, and only in respect of the accreted principal amount of the debentures represented by the global debenture as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

         o a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

         o a "clearing corporation" within the meaning of the Uniform Commercial Code; and

         o    a "clearing agency" registered pursuant to the provisions of
              Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global debenture among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, DTC has ceased to be a clearing agency registered under the Exchange Act or an event of default has occurred and is continuing, we will issue debentures in certificated form in exchange for global debentures. In addition, beneficial interests in a global debenture may be exchanged for a certificated debenture upon the reasonable request of any beneficial holder on terms acceptable to us, the trustee and the depositary. The indenture permits us to determine at any time and in our sole discretion that debentures shall no longer be represented by global debentures. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global debenture at the request of each DTC participant. We would issue definitive certificates in exchange for any beneficial interests withdrawn.

                          DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is qualified in its entirety by reference to applicable provisions of the Delaware General Corporation Law and our Restated Certificate of Incorporation, as amended (our "Charter"), and our Bylaws. The complete text of our Charter and Bylaws is on file with the Securities and Exchange Commission.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK


Our authorized capital stock consists of 50,000,000 shares of common stock, $.01 par value per share, and 500,000 shares of preferred stock, $.01 par value per share. On March 10, 2005, there were 27,773,164 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.


COMMON STOCK

The holders of common stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors. In the election of directors, our stockholders are entitled to cumulate their votes. Stockholders are entitled to receive such dividends, if any, as may be declared by the Board of Directors out of available funds. Upon our liquidation, holders of our common stock are entitled to share equally and ratably in the assets remaining, if any, after payment of all debts and liabilities upon our winding up and dissolution, subject to the rights of the holders of any outstanding preferred stock. The common stock is not subject to redemption or to any liability for further calls. American Stock Transfer and Trust Company is the transfer agent and registrar for the common stock.

PREFERRED STOCK

Under our Charter, our Board of Directors is authorized to create, without stockholder approval, and issue up to 500,000 shares of preferred stock in one or more series and to determine the rights and preferences of each series, to the extent permitted by the Charter. The ability of the Board of Directors to issue preferred stock provides us flexibility in connection with possible acquisitions and other corporate purposes. However, the ability of the Board of Directors to issue preferred stock could, among other things, adversely affect the voting power of holders of common stock. We have reserved 300,000 shares of Series A Junior Preferred stock, $.01 par value per share, for issuance in connection with our preferred stock purchase rights described below.

PREEMPTIVE RIGHTS

No holder of any share of common stock or preferred stock has any preemptive right to subscribe to any of our securities.

CERTAIN ANTI-TAKEOVER EFFECTS OF OUR CHARTER AND BYLAWS

Our Charter and Bylaws contain provisions which may have the effect of delaying or preventing a change in control of us.

CLASSIFIED BOARD OF DIRECTORS

Our Charter provides for a classified Board of Directors with two-year staggered terms. The classification of directors will make it more difficult to change the composition of our Board of Directors. The classification provisions could have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and the holders of our common stock and the debentures. In addition, the classification of our Board of Directors could increase the likelihood that incumbent directors will retain their positions. Accordingly, holders of our common stock could be deprived of certain opportunities to sell their shares at a higher market price than they might otherwise obtain.

NUMBER OF DIRECTORS; FILLING VACANCIES; REMOVAL OF DIRECTORS

Our Charter provides that our Board of Directors will fix the number of directors. In addition, our Charter provides that any vacancy that results from an increase in the number of directors, or for any other reason, may be filled by a majority of directors then in office, though less than a quorum. Accordingly, our Board of Directors could prevent a holder of our common stock from increasing the size of the Board of Directors and filling the newly created directorships with that stockholder's own nominees. Our Charter also provides that stockholders may remove an incumbent director only for "cause", and then only upon the affirmative vote of at least 75% of the outstanding shares entitled to vote on the election of directors. "Cause" is defined as conviction of a felony which is no longer subject to direct appeal or adjudication of liability for negligence or misconduct in the performance of a director's duty to us which is no longer subject to direct appeal.

NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

Our Charter prohibits stockholder action by written consent in lieu of a meeting. Our Bylaws do not permit stockholders to call special meetings of the stockholders. The provisions of our Charter prohibiting stockholder action by written consent may have the effect of delaying or preventing consideration of a stockholder proposal. These provisions would also prevent the holders of a majority of our common stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder could not force stockholder consideration of a proposal by calling a special meeting of stockholders.

ADVANCE NOTICE OF STOCKHOLDER NOMINATIONS AND STOCKHOLDER PROPOSALS REQUIRED

Our Bylaws establish an advance notice procedure and information requirements for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of stockholders. These provisions may preclude a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed. In addition, these procedures may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal.

AMENDMENT OF CERTAIN PROVISIONS OF OUR CHARTER AND BYLAWS

Our Charter requires the affirmative vote of the holders of 75% of each class of our outstanding shares of capital stock to amend the provisions of our Charter relating to:

         o    the classified Board of Directors;

         o the ability of the Board of Directors to fix the number of directors and to fill certain vacancies on the Board of Directors;

         o the inability of stockholders to remove directors other than for cause;

         o the super-majority vote of stockholders required to amend the Bylaws;

         o    the prohibition of stockholder action without a meeting; and

         o    restrictions on certain business combinations.

Our Bylaws may be amended by the affirmative vote of a majority of the Board of Directors at any meeting of the Board or by the affirmative vote of the holders of at least 75% of the shares entitled to vote thereon at any meeting of the stockholders.

These super-majority voting requirements have the effect of making more difficult any amendment by stockholders of the Bylaws or of any of the provisions of the Charter described above, even if a majority of our stockholders believe that an amendment would be in their best interests.

RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS

Under our Charter, certain business combinations and other significant corporate transactions involving us and any beneficial owner of more than 25% of our outstanding voting shares (a "Substantial Stockholder") must be approved by at least 75% of our outstanding shares entitled to vote thereon, in addition to any affirmative vote required by law or under any other provision of the Charter, unless such transaction has been approved by our Board of Directors or unless our stockholders shall receive consideration for the transaction not less than the highest per share price paid by the Substantial Stockholder in acquiring any shares of our stock.

DELAWARE TAKEOVER STATUTE

As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. Section 203 provides that, in general and subject to the exceptions specified in that section, a corporation may not engage in any business combination with any interested stockholder, as defined, for a three-year period following the time that such stockholder became an interested stockholder unless:

         o prior to that time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

         o upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

         o at or subsequent to that time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

Subject to exceptions specified in Section 203 of the Delaware General Corporation Law, an "interested stockholder" is defined, in general, to include:

         o any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether that person is an interested stockholder; and

         o the affiliates and associates of any person described in the preceding bullet point.

Section 203 of the Delaware General Corporation Law may make it more difficult for a person who would be an interested stockholder to effect various business combinations with us.

DESCRIPTION OF PREFERRED STOCK PURCHASE RIGHTS

A dividend of one Series A Junior Preferred Stock purchase right (a "Right") per share of common stock was distributed to stockholders in June, 1986 so that each share of common stock now also represents a Right to buy 1/100th of a share of Series A Junior Preferred Stock from Kellwood for $100. The Rights were issued pursuant to a Rights Agreement, dated as of June 11, 1986, as amended as of August 21, 1990, as of May 31, 1996, and as further amended as of November 21, 2002, between us and Boatmen's Trust Company, as successor to Centerre Trust Company of St. Louis, as Rights Agent. The Rights expire on June 11, 2006. The following summary of certain terms of the Rights is qualified in its entirety by reference to the current Rights Agreement, as amended, which is on file with the Securities and Exchange Commission.

The Rights are not exercisable or transferable apart from the common stock until the earlier of (i) ten days following the public announcement that a person or group of affiliated or associated persons (other than us or our subsidiaries or any of our employee benefit plans ) (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of common stock (the "Stock Acquisition Date") or

(ii) ten days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer if, upon consummation thereof, such person or group (other than us, our subsidiaries or any of our employee benefit plans) would be the beneficial owner of 15% or more of the outstanding shares of common stock (the earlier of such dates being the "Distribution Date").

In the event that, on or after a Distribution Date, an Acquiring Person becomes a 15% or more holder, each Right holder, except the Acquiring Person, has the right to receive, upon exercise at the then current exercise price, shares of common stock (or, under certain circumstances, cash, property or other securities) valued at twice the then applicable exercise price of the Right. Similarly, on or after the Distribution Date, the Rights may be exercisable at the then current exercise price for the other party's stock (or assets) having a value of twice the exercise price if we are acquired in a merger or other business combination where we do not survive or we survive with a change or exchange of shares of our common stock or if 50% or more of our assets, earning power or cash flow is sold or transferred. Generally, Rights may be redeemed by us for $.05 each prior to earlier of the tenth day following the Stock Acquisition Date or the expiration date (subject to extension by us).

The exercise price and the number of units of Series A Junior Preferred Stock or other securities or property issued upon exercise of the Rights are subject to adjustment to prevent dilution in the event of (i) a stock dividend, subdivision, combination or reclassification of the Series A Junior Preferred Stock, (ii) the grant to Series A Junior Preferred stockholders of certain rights or warrants, or (iii) the distribution to Series A Junior Preferred stockholders of debt or assets, other than regular quarterly cash dividends, or of certain rights or warrants. With certain exceptions, no adjustments will be made until cumulative adjustments equal or exceed a 1% adjustment. The Series A Junior Preferred Stock carries significant dividend, liquidation and voting rights.

The Rights Agreement exempts from its application any acquisition by an underwriter for the purpose of resale in a public distribution.

Until the Rights become exercisable, they are evidenced by the common stock certificates and are transferable only with such certificates.

The Rights Agreement may be amended by a super-majority vote of our Board of Directors, provided that no amendment may be made if the effect of such amendment would adversely affect the holders of the Rights.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

The following is a summary of material United States federal income tax consequences of the purchase, ownership, conversion, or other disposition of the debentures by a holder of the debentures, and of the common stock received upon conversion of the debentures. This summary is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including retroactive changes) or possible differing interpretations. The discussion below deals only with debentures held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, tax-exempt entities, persons holding the debentures in a tax-deferred or tax-advantaged account, persons subject to the alternative minimum tax, or persons holding the debentures as a hedge against currency risks, as a position in a "straddle" or as part of a "hedging" or "conversion" transaction for tax purposes.

We do not address all of the tax consequences that may be relevant to an investor in the debentures. In particular, we do not address:

         o the United States federal income tax consequences to shareholders in, or partners or beneficiaries of, an entity that is a holder of the debentures;

         o the United States federal estate, gift or alternative minimum tax consequences of the purchase, ownership or disposition of the debentures;

         o U.S. holders (as defined below) who hold the debentures whose functional currency is not the United States dollar; or

         o any state, local or foreign tax consequences of the purchase, ownership or disposition of the debentures.

Persons considering the purchase of the debentures should consult their own tax advisors concerning the application of the United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the debentures, and common stock received upon conversion of the debentures arising under the laws of any other taxing jurisdiction.

A U.S. holder is a beneficial owner of the debentures who or which is:

         o a citizen or individual resident of the United States, as defined in Section 7701(b) of the Internal Revenue Code of 1986, as amended (which we refer to as the Code);

         o a corporation or partnership, including any entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise;

         o an estate if its income is subject to United States federal income taxation regardless of its source; or

         o a trust if (1) a United States court can exercise primary supervision over its administration, and (2) one or more United States persons have the authority to control all of its substantial decisions.

Notwithstanding the preceding sentence, certain trusts in existence on August 20, 1996, and treated as U.S. persons prior to such date, may also be treated as U.S. holders. A Non-U.S. holder is a beneficial owner of the debentures other than a U.S. holder.

No statutory or judicial authority directly addresses the treatment of the debentures or instruments similar to the debentures for United States federal income tax purposes. The Internal Revenue Service (the "IRS") has issued a revenue ruling with respect to instruments similar to the debentures. To the extent it addresses the issue, this ruling supports certain aspects of the treatment described below. No ruling has been or is expected to be sought from the IRS with respect to the United States federal income tax consequences of the issues that are not addressed in the revenue ruling. The IRS would not be precluded from taking contrary positions. As a result, no assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below.

WE URGE PROSPECTIVE INVESTORS TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBENTURES AND OUR COMMON STOCK IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

CLASSIFICATION OF THE DEBENTURES

Pursuant to the terms of the indenture, each holder of debentures has agreed to treat the debentures, for United States federal income tax purposes, as debt instruments that are subject to the special regulations governing contingent payment debt instruments (which we refer to as the CPDI regulations) and to be bound by our application of the CPDI regulations to the debentures, including our determination of the rate at which interest will be deemed to accrue on the debentures and the related "projected payment schedule" determined by us. In addition, under the indenture, each holder is deemed to have agreed to treat the fair market value of our common stock received by such holder upon conversion of the debentures as a contingent payment and to accrue interest with respect to the debentures as tax original issue discount for United States federal income tax purposes according to the "noncontingent bond method" set forth in Section 1.1275-4(b) of the Treasury regulations, using the comparable yield (as defined below) compounded semiannually and the projected payment schedule determined by us. The remainder of this discussion assumes the debentures will be treated in accordance with the aforementioned agreements and our determinations.

Notwithstanding the issuance of the revenue ruling discussed above, the application of the CPDI regulations to instruments such as the debentures is uncertain in several respects, and, as a result, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the debentures. In particular, a holder might be required to accrue interest income at a higher or lower rate, might not recognize income, gain or loss upon conversion of the debentures into shares of our common stock, and might recognize capital gain or loss, rather than ordinary income or loss, upon a taxable disposition of the debentures. Holders should consult their tax advisors concerning the tax treatment of holding the debentures.

TREATMENT OF U.S. HOLDERS

    ACCRUAL OF INTEREST ON THE DEBENTURES

Pursuant to the CPDI regulations, a U.S. holder is required to accrue interest income on the debentures, which we refer to as tax original issue discount, in the amounts described below, regardless of whether the U.S. holder uses the cash or accrual method of tax accounting. Accordingly, U.S. holders will likely be required to include interest in taxable income in each year in excess of the accruals on the debentures for non-tax purposes (i.e., in excess of the stated semiannual interest paid or accrued on the debentures and any contingent interest payments) actually received or accrued in that year.

The CPDI regulations provide that a U.S. holder must accrue an amount of ordinary interest income, as tax original issue discount for United States federal income tax purposes, for each accrual period prior to and including the maturity date of the debentures that equals:

         (1) the product of (i) the adjusted issue price (as defined below) of the debentures as of the beginning of the accrual period and (ii) the comparable yield (as defined below) of the debentures, adjusted for the length of the accrual period;

         (2) divided by the number of days in the accrual period; and

         (3) multiplied by the number of days during the accrual period that the U.S. holder held the debentures.

The debentures' issue price is the first price at which a substantial amount of the debentures was sold to the public, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a debenture is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any projected payments (as defined below) previously made (including payments of stated semiannual cash interest) with respect to the debentures.

Under the CPDI regulations, we are required to establish the "comparable yield" for the debentures. The comparable yield for the debentures is the annual yield we would pay, as of the initial issue date, on a noncontingent, nonconvertible, fixed-rate debt instrument with terms and conditions otherwise similar to those of the debentures. We intend to take the position that the comparable yield for the debentures is 7.65%, compounded semiannually. The precise manner of calculating the comparable yield, however, is not entirely clear. If the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially greater or less than the comparable yield provided by us. Moreover, the projected payment schedule could differ materially from the projected payment schedule provided by us.

The CPDI regulations require that we provide to U.S. holders, solely for United States federal income tax purposes, a schedule of the projected amounts of payments, which we refer to as projected payments, on the debentures. This schedule must produce the comparable yield. The projected payment schedule includes the stated semiannual regular cash interest payable on the debentures until June 15, 2011, at the rate of 3.50% per annum, estimates for certain contingent interest payments and an estimate for a payment at maturity taking into account the conversion feature. In this regard, the fair market value of any common stock (and cash, if any) received by a holder upon conversion will be treated as a contingent payment.

U.S. holders may also obtain the projected payment schedule by submitting a written request for such information to: Treasurer, Kellwood Company, at 600 Kellwood Parkway, Chesterfield, Missouri 63017.

THE COMPARABLE YIELD AND THE SCHEDULE OF PROJECTED PAYMENTS ARE NOT DETERMINED FOR ANY PURPOSE OTHER THAN FOR THE DETERMINATION OF A U.S. HOLDER'S INTEREST ACCRUALS AND ADJUSTMENTS THEREOF IN RESPECT OF THE DEBENTURES FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AND DO NOT CONSTITUTE A PROJECTION OR REPRESENTATION REGARDING THE ACTUAL AMOUNTS PAYABLE ON THE DEBENTURES.

Amounts treated as interest under the CPDI regulations are treated as original issue discount for all purposes of the Code.

    ADJUSTMENTS TO INTEREST ACCRUALS ON THE DEBENTURES

As noted above, the projected payment schedule includes amounts attributable to the stated semiannual regular cash interest payable on the debentures until June 15, 2011. Accordingly, the receipt of this interest will not be separately taxable to U.S. holders. If, during any taxable year, a U.S. holder receives actual payments with respect to the debentures for that taxable year that in the aggregate exceed the total amount of projected payments for that taxable year, the U.S. holder will incur a "net positive adjustment" under the CPDI regulations equal to the amount of such excess. The U.S. holder will treat a "net positive adjustment" as additional interest income. For this purpose, the payments in a taxable year include the fair market value of property received in that year, including the fair market value of our common stock received upon conversion.

If a U.S. holder receives in a taxable year actual payments with respect to the debentures for that taxable year that in the aggregate were less than the amount of projected payments for that taxable year, the U.S. holder will incur a "net negative adjustment" under the CPDI regulations equal to the amount of such deficit. This adjustment will (a) first reduce the U.S. holder's interest income on the debentures for that taxable year and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. holder's interest income on the debentures during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. A negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. Any negative adjustment in excess of the amounts described in (a) and (b) will be carried forward and treated as a negative adjustment in the succeeding taxable year and will offset future interest income accruals in respect of the debentures or will reduce the amount realized on the sale, exchange, repurchase by us at the holder's option, conversion, redemption or retirement of the debentures.

If a U.S. holder purchases debentures at a discount or premium to the adjusted issue price, the discount will be treated as a positive adjustment and the premium will be treated as a negative adjustment. The U.S. holder must reasonably allocate the adjustment over the remaining term of the debentures by reference to the accruals of tax original issue discount at the comparable yield or to the projected payments. It may be reasonable to allocate the adjustment over the remaining term of the debentures pro rata with the accruals of tax original issue discount at the comparable yield. You should consult your tax advisor regarding these allocations.

   SALE, EXCHANGE, CONVERSION, REPURCHASE, OR REDEMPTION

Generally, the sale or exchange of a debenture, the repurchase of a debenture by us at the holder's option, or the redemption or retirement of a debenture for cash, will result in taxable gain or loss to a U.S. holder. As described above, our calculation of the comparable yield and the schedule of projected payments for the debentures includes the receipt of common stock upon conversion as a contingent payment with respect to the debentures. Accordingly, we intend to treat the receipt of our common stock by a U.S. holder upon the conversion of a debenture as a contingent payment under the CPDI regulations. Under this treatment, conversion also would result in taxable gain or loss to the U.S. holder. As described above, holders are deemed to have agreed to be bound by our determination of the comparable yield and the schedule of projected payments.

The amount of gain or loss on a taxable sale, exchange, repurchase by us at the holder's option, conversion, redemption or retirement of a debenture would be equal to the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. holder, including the fair market value of any of our common stock received, and (b) the U.S. holder's adjusted tax basis in the debenture. A U.S. holder's adjusted tax basis in a debenture will generally be equal to the U.S. holder's original purchase price for the debenture, increased by any interest income previously accrued by the U.S. holder (determined without regard to any adjustments to interest accruals described above, other than adjustments to reflect a discount or premium to the adjusted issue price, if any), and decreased by the amount of any projected payments that have been previously made in respect of the debentures to the U.S. holder (without regard to the actual amount paid). Gain recognized upon a sale, exchange, repurchase by us at the holder's option, conversion, redemption or retirement of a debenture will generally be treated as ordinary interest income; any loss will be ordinary loss to the extent of interest previously included in income, and thereafter, capital loss (which will be long-term if the debenture is held for more than one year). The deductibility of net capital losses by individuals and corporations is subject to limitations.

A U.S. holder's tax basis in our common stock received upon a conversion of a debenture will equal the then current fair market value of such common stock. The U.S. holder's holding period for the common stock received will commence on the day immediately following the date of conversion.

   CONSTRUCTIVE DIVIDENDS

If at any time we were to make a distribution of cash or property to our stockholders that would be taxable to the stockholders as a dividend for United States federal income tax purposes and, in accordance with the antidilution provisions of the debentures, the conversion rate of the debentures were increased, such increase might be deemed to be the payment of a taxable dividend to holders of the debentures.

For example, an increase in the conversion rate in the event of distributions of cash, our evidences of indebtedness or assets may result in deemed dividend treatment to holders of the debentures, but generally an increase in the event of stock dividends or the distribution of rights to subscribe for common stock would not be so treated.

   DIVIDENDS ON COMMON STOCK

If we make cash distributions on our common stock, the distributions will generally be treated as dividends to a U.S. holder of our common stock to the extent of our current or accumulated earnings and profits as determined under United States federal income tax principles at the end of the tax year of the distribution, then as a tax-free return of capital to the extent of the U.S. holder's tax basis in the common stock, and thereafter as gain from the sale or exchange of that stock. Under recently enacted tax legislation, eligible dividends received in tax years beginning on or before December 31, 2008, will be subject to tax to a non-corporate U.S. holder at the special reduced rate generally applicable to long-term capital gains. A U.S. holder will be eligible for this reduced rate only if the U.S. holder has held our common stock for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date.

   DISPOSITION OF COMMON STOCK

Upon the sale or other disposition of our common stock received on conversion of a debenture, a U.S. holder will generally recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or other disposition, and (ii) the U.S. holder's tax basis in our common stock. That capital gain or loss will be long-term if the U.S. holder's holding period in respect of such stock is more than one year. The deductibility of net capital losses by individuals and corporations is subject to limitations.

TREATMENT OF NON-U.S. HOLDERS

   THE DEBENTURES

All payments on the debentures made to a Non-U.S. holder will be exempt from United States income or withholding tax provided that: (i) such Non-U.S. holder does not own, actually, indirectly or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; (ii) the statement requirement set forth in section 871(h) or section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below; (iii) such payments and gain are not effectively connected with the conduct by such Non-U.S. holder of a trade or business in the United States; and
(iv) we are not a "United States real property holding corporation." We believe that we are not and do not anticipate becoming a "United States real property holding corporation." Notwithstanding the foregoing, if a Non-U.S. holder were deemed to have received a constructive dividend (see " -- Constructive Dividends" above), the Non-U.S. holder will generally be subject to United States federal withholding tax at a 30% rate, subject to a reduction by an applicable treaty, on the taxable amount of such dividend.

The statement requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a debenture certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a United States person and provides its name and address or otherwise satisfies applicable documentation requirements. A holder of a debenture which is not an individual or corporation (or an entity treated as a corporation for United States federal income tax purposes) holding the debentures on its own behalf may have substantially increased reporting requirements. In particular, in the case of debentures held by a foreign partnership (or certain foreign trusts), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information.

         THE COMMON STOCK

Dividends paid to a Non-U.S. holder of common stock will generally be subject to withholding tax at a 30% rate subject to reduction (a) by an applicable treaty if the Non-U.S. holder provides an IRS Form W-8BEN certifying that it is entitled to such treaty benefits, or (b) upon receipt of an IRS Form W-8ECI from a Non-U.S. holder claiming that the payments are effectively connected with the conduct of a United States trade or business.

A Non-U.S. holder will generally not be subject to United States federal income tax on gain realized on the sale or exchange of the common stock received upon conversion of debentures unless (a) the gain is effectively connected with the conduct of a United States trade or business of the Non-U.S. holder, (b) in the case of a Non-U.S. holder who is a non-resident alien individual, the individual is present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met, or (c) we will have been a United States real property holding corporation at any time within the shorter of the five-year period preceding such sale or exchange and the Non-U.S. holder's holding period in the common stock.

         INCOME EFFECTIVELY CONNECTED WITH A UNITED STATES TRADE OR BUSINESS

If a Non-U.S. holder of the debentures or our common stock is engaged in a trade or business in the United States, and if interest on the debentures, dividends on our common stock, or gain realized on the sale, exchange, conversion or other disposition of the debentures or our common stock is effectively connected with the conduct of such trade or business, the Non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States federal income tax on such interest, dividends or gain in the same manner as if it were a U.S. holder. Such a Non-U.S. holder would be required to provide to the withholding agent a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. In addition, if such a Non-U.S. holder is a foreign corporation, such holder may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

         BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

         We will comply with applicable information reporting requirements with respect to payments on the debentures and common stock. Payments of principal and interest (including tax original issue discount and a payment in common stock pursuant to a conversion of the debentures) on, and the proceeds of dispositions of, the debentures and payments of dividends on, and the proceeds of dispositions of, the common stock may be subject to United States federal backup withholding tax at the applicable statutory rate if the U.S. holder thereof fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. A Non-U.S. holder may be subject to United States backup withholding tax on payments on, and the proceeds from a sale or other disposition of, the debentures or common stock unless the

Non-U.S. holder complies with certification procedures to establish that it is not a United States person. Any amounts so withheld will be allowed as a credit against a holder's United States federal income tax liability and may entitle a holder to a refund, provided the required information is timely furnished to the IRS.

                             SELLING SECURITYHOLDERS

         The debentures offered hereby were originally issued by us on June 22, 2004 in a private placement. Pursuant to a purchase agreement that we and the initial purchasers entered into in connection with that offering, the initial purchasers agreed to offer and sell the debentures only to persons they reasonably believed to be "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act. The selling securityholders, which term includes their transferees, pledgees, donees and successors, may from time to time offer and sell pursuant to this prospectus any or all of the debentures and common stock issued upon conversion of the debentures.

         The table below sets forth information regarding the respective principal amounts of debentures and numbers of shares of common stock beneficially owned by the selling securityholders prior to this offering and the respective principal amounts and numbers of shares of common stock offered by the selling securityholders pursuant to this prospectus. This information, as well as the information appearing in the footnotes (other than footnotes (1) and (2)) to the following table, has been obtained from the selling securityholders and we have not independently verified this information. Except as may be indicated in the footnotes to the following table, none of the selling securityholders has had any position, office or other material relationship with us or any of our affiliates within the past three years. Because the selling securityholders may offer all or some portion of the debentures or the common stock issuable upon conversion of the debentures pursuant to this prospectus, no estimate can be given as to the amount of the debentures or common stock that will be held by the selling securityholders upon termination of this offering.


          We have irrevocably elected to satisfy in cash 100% of the accreted principal amount of debentures converted after July 29, 2004. We still may satisfy the remainder of our conversion obligation to the extent it exceeds the accreted principal amount in cash or common stock or a combination of cash and common stock. The amount of cash needed to satisfy our conversion obligation with respect to the debentures is based on the value of common stock that would be issuable upon conversion of the debentures if we did not make this cash election. The following table includes all shares of common stock that would have been issuable upon conversion of the debentures if we had not made this cash election and assumes full conversion of the debentures into shares of common stock at a conversion rate of 18.7434 shares of our common stock per $1,000 original principal amount of the debentures and a cash payment in lieu of any fractional share. However, this conversion rate is subject to adjustment as described under "Description of the Debentures -- Conversion rate adjustments." In no event will the total number of shares of common stock issuable upon conversion exceed 24.3665 per $1,000 original principal amount of debentures, subject to adjustments described in "Conversion rate adjustments." In addition, as described above under "Description of the Debentures -- Conversion rights," we may, under certain circumstances, become obligated to issue additional shares of common stock upon conversion of debentures. As a result of the adjustment features described under "Description of the Debentures -- Conversion rate adjustments" and the additional shares issuable described under "Description of the Debentures -- Conversion rights," the number of shares of common stock beneficially owned prior to this offering and the number of shares of common stock offered hereby may increase or decrease in the future. As described above under "Description of the Debentures -- Conversion rights," the debentures are convertible only in specified circumstances and as of March 16, 2005 were not convertible. Because the debentures are not currently convertible, and may not become convertible within the next 60 days, the selling securityholders may not be deemed to beneficially own the common stock issuable upon conversion of the debentures. The table below assumes that the debentures are convertible immediately.


         In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their debentures or common stock since the date on which they provided the information to us for inclusion in the following table. Amounts indicated in the table may be in excess of the total amount registered due to sales or transfers exempt from the registration requirements of the Securities Act since the date upon which the selling securityholders provided to us the information regarding their debentures and common stock. In no event will the total amount of securities offered by this prospectus exceed the amount of $200,000,000 principal amount of debentures and underlying common stock registered pursuant to the registration statement of which this prospectus is a part.


                                                      PRINCIPAL AMOUNT
                                                        OF DEBENTURES       NUMBER OF SHARES         NUMBER OF
                                                        BENEFICIALLY         OF COMMON STOCK         SHARES OF
                                                       OWNED PRIOR TO         BENEFICIALLY            COMMON
                                                      THIS OFFERING AND      OWNED PRIOR TO        STOCK OFFERED
NAME OF SELLING SECURITYHOLDER(1)                      OFFERED HEREBY         THIS OFFERING           HEREBY
---------------------------------                     -----------------     ----------------       -------------
Akela Capital Master Fund, Ltd.                        $   15,000,000            281,151            281,151
Amaranth LLC(3)                                        $    9,500,000            178,062            178,062
Argent LowLev Convertible Arbitrage Fund Ltd.          $    2,060,000             38,611             38,611
Argent Classic Convertible Arbitrage Fund
  (Bermuda) Ltd.                                       $    2,390,000             44,796             44,796
Fore Plan Asset Fund, Ltd.                             $      320,000              5,997              5,997
Fore Convertible Master Fund, Ltd.                     $    3,373,000             63,221             63,221
Guggenheim Portfolio Company VIII (Cayman) Ltd.(3)     $      560,000             10,496             10,496
Man Mac I Limited                                      $    1,247,000             23,373             23,373
Argent Classic Convertible Arbitrage Fund L.P.         $      370,000              6,935              6,935
Argent Classic Convertible Arbitrage Fund II,
  L.P                                                  $       60,000              1,124              1,124
Argent LowLev Convertible Arbitrage Fund
  LLC                                                  $      330,000              6,185              6,185
Argent LowLev Convertible Arbitrage Fund II, LLC       $       30,000                562                562
Class C Trading Company, Ltd.                          $      120,000              2,249              2,249
Custom Investments PCC, Ltd.                           $       90,000              1,686              1,686
HFR CA Global Select Master Trust Account              $       80,000              1,499              1,499
Lyxor Master Fund                                      $      150,000              2,811              2,811
Silver Convertible Arbitrage Fund, LDC                 $       90,000              1,686              1,686
Xavex Convertible Arbitrage 2 Fund                     $       50,000                937                937
Xavex Convertible Arbitrage 10 Fund                    $      180,000              3,373              3,373
American Fidelity Assurance Company                    $      335,000              6,279              6,279
CALAMOS(R) Market Neutral Fund - CALAMOS(R)
  Investment Trust                                     $    3,000,000             56,230             56,230
City of Birmingham Retirement & Relief Fund            $      750,000             14,057             14,057
Genesee County Employees' Retirement System            $      385,000              7,216              7,216
HealthNow New York, Inc.                               $      180,000              3,373              3,373
NORCAL Mutual Insurance Company                        $      390,000              7,309              7,309
Physicians' Reciprocal Insurers Account #7             $    1,140,000             21,367             21,367
Attorney's Title Insurance Fund                        $      125,000              2,342              2,342
Boilermakers Blacksmith Pension Trust                  $    1,275,000             23,897             23,897
Delta Airlines Master Trust                            $      325,000              6,091              6,091
Duke Endowment                                         $      275,000              5,154              5,154
Context Convertible Arbitrage Fund, L.P.               $      950,000             17,806             17,806
Context Convertible Arbitrage Offshore, Ltd.           $    2,300,000             43,109             43,109
Lyxor/Context Fund Ltd.(3)                             $      375,000              7,028              7,028
National Bank of Canada(3)                             $      100,000              1,874              1,874
Royal Bank of Canada (Norshield)(3)                    $      200,000              3,748              3,748
Univest Convertible Arbitrage Fund II, Ltd.
  (Norshield)                                          $       75,000              1,405              1,405
MFS Mid Cap Value Fund a Series of MFS Series
  Trust XI(3)                                          $    3,300,000             61,853             61,853
MFS Total Return Fund a Series of MFS Series
  Trust V(3)                                           $    3,500,000             65,601             65,601
Mid Cap Value Series a Series of MFS/Sun Life
  Series Trust(3)                                      $      200,000              3,748              3,748
Deutsche Bank Securities Inc.(4)                       $    4,500,000             84,345             84,345
Grace Convertible Arbitrage Fund, Ltd.                 $    5,500,000            103,088            103,088
McMahan Securities Co. L.P.(4)                         $    1,250,000             23,429             23,429
Tribeca Investments Ltd.                               $   14,000,000            262,407            262,407
FrontPoint Convertible Arbitrage Fund, L.P.            $    7,250,000            135,889            135,889
JMG Capital Partners, LP.                              $    2,250,000             42,172             42,172


                                                      PRINCIPAL AMOUNT
                                                        OF DEBENTURES       NUMBER OF SHARES         NUMBER OF
                                                        BENEFICIALLY         OF COMMON STOCK         SHARES OF
                                                       OWNED PRIOR TO         BENEFICIALLY            COMMON
                                                      THIS OFFERING AND      OWNED PRIOR TO        STOCK OFFERED
NAME OF SELLING SECURITYHOLDER(1)                      OFFERED HEREBY         THIS OFFERING           HEREBY
---------------------------------                     -----------------     ----------------       -------------
KBC Financial Products USA Inc.(4)                     $      375,000              7,028              7,028
Sturgeon Limited                                       $      546,000             10,233             10,233
Morgan, Stanley, Dean Witter, on behalf of BNP
  Paribas Equity Strategies SNC(3)                     $    2,626,000             49,220             49,220
Morgan, Stanley, Dean Witter, on behalf of
  CooperNeff Convertible Strategies (Cayman)
  Master Fund, LP.                                     $    2,184,000             40,935             40,935
Morgan, Stanley, Dean Witter, on behalf of
  Lyxor/Convertible Arbitrage Fund Limited             $      449,000              8,415              8,415
Morgan, Stanley, Dean Witter, on behalf of
  Singlehedge US Convertible Arbitrage Fund            $      695,000             13,026             13,026
AmerUs Life Insurance Co.                              $    4,500,000             84,345             84,345
American Investors Life Insurance Co.                  $      675,000             12,651             12,651
Bankers Life Insurance Company of New York             $      200,000              3,748              3,748
Indianapolis Life Insurance Co.                        $   14,000,000            262,407            262,407
Huntrise Capital Leveraged Partners, LLC               $       50,000                937                937
Inflective Convertible Opportunity Fund I, Ltd.        $       50,000                937                937
Lyxor/Inflective Convertible Opportunity Fund
  Limited                                              $    1,300,000             24,366             24,366
Inflective Convertible Opportunity Fund I, L.P.        $      700,000             13,120             13,120
JMG Triton Offshore Fund, Ltd.                         $    4,750,000             89,031             89,031
HBK Master Fund, L.P.(3)                               $    5,000,000             93,717             93,717
Calyon Securities (USA) Inc.(3)(4)                     $    7,000,000            131,203            131,203
UBS Securities LLC(4)                                  $    1,201,000             22,510             22,510
Consulting Group Capital Markets Funds                 $      850,000             15,931             15,931
Highbridge International LLC(3)                        $   20,000,000            374,868            374,868
Forest Global Convertible Fund, Ltd., Class A-5 .      $    2,665,000             49,951             49,951
Xavex Convertible Arbitrage 4 Fund                     $      401,000              7,516              7,516
Sphinx Convertible Arbitrage SPC                       $    1,458,000             27,327             27,327
HFR RVA Select Performance Master Trust                $    1,296,000             24,291             24,291
HFR CA Global Opportunity Master Trust                 $    1,300,000             24,366             24,366
Lyxor/Forest Fund Limited                              $    4,318,000             80,934             80,934
Forest Multi-Strategy Master Fund SPC on behalf
  of Multi-Strategy Segregated Portfolio               $    7,324,000            137,276            137,276
Barclays Global Investors Diversified Alpha Plus
  Funds                                                $    1,935,000             36,268             36,268
Forest Fulcrum Fund LP(4)                              $    1,531,000             28,696             28,696
Zurich Institutional Benchmarks Master Fund Ltd.       $    2,016,000             37,786             37,786
LLT Limited                                            $      904,000             16,944             16,944
Vicis Capital Master Fund                              $    1,500,000             28,115             28,115
Victus Capital, LP(3)                                  $    1,500,000             28,115             28,115
Geode U.S. Convertible Arbitrage Fund, a
  segregated account of Geode Capital Master Fund
  Ltd                                                  $    1,500,000             28,115             28,115
CIBC World Markets(4)                                  $    9,500,000            178,062            178,062
Mohican VCA Master Fund, Ltd.                          $    1,200,000             22,492             22,492
Salomon Brothers Asset Management, Inc.(3)             $   10,375,000            194,462            194,462
NMIC Gartmore/Coda Convertible Portfolio               $    1,500,000             28,115             28,115
Coda-KHPE Convertible Portfolio                        $      350,000              6,560              6,560
Van Eck WW Absolute Rtn. Fund                          $      100,000              1,874              1,874
Gartmore Convertible Fund                              $      500,000              9,371              9,371
Coda Capital ND Portfolio                              $      100,000              1,874              1,874
Piper Jaffray & Co.(4)                                 $    3,000,000             56,230             56,230
Ritchie Convertible Arbitrage Trading                  $      800,000             14,994             14,994


                                                      PRINCIPAL AMOUNT
                                                        OF DEBENTURES       NUMBER OF SHARES         NUMBER OF
                                                        BENEFICIALLY         OF COMMON STOCK         SHARES OF
                                                       OWNED PRIOR TO         BENEFICIALLY            COMMON
                                                      THIS OFFERING AND      OWNED PRIOR TO        STOCK OFFERED
NAME OF SELLING SECURITYHOLDER(1)                      OFFERED HEREBY         THIS OFFERING           HEREBY
---------------------------------                     -----------------     ----------------       -------------
Mill River Master Fund, L.P.(3)                        $      500,000              9,371              9,371
Grace Brothers, Ltd.                                   $    1,000,000             18,743             18,743
Zola Partners, L.P.                                    $    3,000,000             56,230             56,230
Lyxor/Zola Fund, Ltd.                                  $    2,750,000             51,544             51,544
Xavex Convertible Arbitrage 1 Fund                     $    1,000,000             18,743             18,743
HSBC Trustee, Zola Managed Trust                       $      250,000              4,685              4,685
Convertible Securities Fund (Bank of America)          $       25,000                468                468
Nations Convertible Securities Fund (Bank of
  America)                                             $    4,625,000             86,688             86,688
UBS AG London - F/B/O - HFS                            $    3,000,000             56,230             56,230
Tribeca Global Convertible                             $   14,000,000            262,407            262,407
Allstate Insurance Company(3)                          $    2,500,000             46,858             46,858
Allstate Life Insurance Company(3)                     $    2,500,000             46,858             46,858
Sunrise Partners Limited Partnership(3)                $    6,500,000            121,832            121,832
Polaris Vega Fund L.P.                                 $    4,000,000             74,973             74,973
Jefferies Umbrella Fund Global Convertible Bonds       $    2,000,000             37,486             37,486
TQA Master Plus Fund Ltd.                              $      250,000              4,685              4,685
Pyramid Equity Strategies Fund                         $      250,000              4,685              4,685
BTOP - Multi Strategy Master Portfolio Ltd.            $    2,000,000             37,486             37,486
Teachers Insurance and Annuity Association of
  America(3)                                           $   20,000,000            374,868            374,868
American Century Capital Portfolios, Inc. -
  Equity Income Fund                                   $   29,100,000            545,432            545,432
Alpha US Sub Fund 4, LLC                               $      296,000              5,548              5,548
Lyxor Convertible Arb. Fund                            $      624,000             11,695             11,695
HFR CA Opportunity Master Trust                        $      554,000             10,383             10,383
Advent Convertible Master (Cayman) L.P.                $    7,830,000            146,760            146,760
JP Morgan Securities Inc. (4)                          $    6,026,000            112,947            112,947
Elizabeth D. Bruce                                     $   20,000,000            374,868            374,868
Coda Capital Management, LLC                           $      500,000              9,371              9,371
LW Paxson CRUT Convertible Portfolio                   $       30,000                562                562
DBAG London (3)                                        $    5,740,000            107,587            107,587
Any other holders of debentures or shares of
  common stock issued on conversion of the
  debentures and future transferors, pledges,
  donees and successors thereof (2)                    $    2,000,000             37,486             37,486
                                                       --------------     --------------     --------------
TOTAL:                                                 $  357,004,000          6,691,468          6,691,468
                                                       --------------     --------------     --------------


----------

(1) Information concerning the selling securityholders may change from time to time. Any such changed information will be set forth in amendments or supplements to this prospectus or to the registration statement of which this prospectus is a part, if and when required. A post-effective amendment will be filed to identify unknown securityholders who are not direct or indirect donees, pledges, successors or transferees of the selling securityholders listed in the table.

(2) Represents an amount estimated by us that is held by unidentified selling securityholders. Any of these other holders of debentures or shares of common stock issued upon conversion of the debentures may be identified at a later date by means of one or more supplements to this prospectus or, if required, post-effective amendments to the registration statement of which this prospectus is a part. Assumes that any of these other holders of debentures or shares of common stock issuable on conversion of debentures and their respective direct or indirect transferees, pledgees, donees and successors do not beneficially own any common stock other than the common stock issued or issuable upon conversion of the debentures.

(3) This selling securityholder has advised us that it is an affiliate of a broker or dealer and that it purchased the securities reflected in this table as being owned by it in the ordinary course of business and, at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute those securities.

(4)  This selling securityholder has advised us that it is a broker or dealer.

                              PLAN OF DISTRIBUTION

         The selling securityholders (including their direct or indirect transferees, pledgees, donees and successors) may sell the debentures and the common stock issuable upon conversion of the debentures from time to time directly to purchasers or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. If the debentures or the shares of common stock issuable upon conversion of the debentures are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for any discounts, concessions or commissions payable to those underwriters, broker-dealers or agents.

         The debentures and the common stock issuable upon conversion of the debentures may be sold in one or more transactions at:

         o    fixed prices,

         o    prevailing market prices at the time of sale,

         o    varying prices determined at the time of sale, or

         o    negotiated prices.

         These sales may be effected in transactions, which may involve crosses or block transactions:

         o on any national securities exchange or quotation service on which the debentures or the common stock may be listed or quoted at the time of sale;

         o    in the over-the-counter market; or

         o otherwise than on such exchanges or services or in the over-the-counter market.

Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

         The aggregate proceeds to the selling securityholders from the sale of debentures or the common stock issuable upon the conversion of the debentures offered by them will be the purchase price of such debentures or common stock less discounts and commissions, if any, payable by them. Each of the selling securityholders reserves the right to accept and, together with their underwriters, broker-dealers or agents from time to time, to reject, in whole or in part, any proposed purchase of the debentures or the common stock issuable upon conversion of the debentures to be made directly or through underwriters, broker-dealers or agents. We will not receive any of the proceeds from the offering of debentures and the common stock issuable upon conversion of the debentures.

         There is no public market for the debentures and we do not intend to apply for listing of the debentures on any securities exchange or for quotation of the debentures through any automated quotation system. The debentures are currently designated for trading on the PORTAL Market. However, once debentures are sold by means of this prospectus, those debentures will no longer trade on the PORTAL Market. Our common stock is listed on the New York Stock Exchange under the symbol "KWD".

         In order to comply with the securities laws of some states, if applicable, the debentures and the common stock issuable upon conversion of the debentures may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the debentures and the common stock issuable upon conversion of the debentures may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

         The selling securityholders may not sell any, or may sell less than all, of the debentures and shares of common stock issuable upon conversion of the debentures offered by them pursuant to this prospectus. In addition, any selling securityholder may, to the extent permitted by applicable law, sell, transfer, devise or gift the debentures or shares of common stock issuable upon conversion of the debentures by means not described in this prospectus. In that regard, any debentures or shares of common stock issuable upon conversion of the debentures that qualify for sale pursuant to Rule 144A or Rule 144 under the Securities Act may be sold under that rule, if applicable, rather than pursuant to this prospectus.

         Some of the selling securityholders and any underwriters, broker-dealers or agents that participate in the distribution of the debentures and the common stock issuable upon conversion of the debenture may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. As a result, any profits on the sale of the debentures or the shares of common stock issued on conversion of the debentures received by any such selling securityholders and any discounts, commissions or concessions received by any such underwriters, broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders were deemed to be underwriters, the selling securityholders could be subject to certain statutory liabilities under the federal securities laws, including under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934.

         The selling securityholders and any other persons participating in the distribution of the debentures and the shares of common stock issuable upon conversion of the debentures will be subject to the Securities Exchange Act. The Securities Exchange Act rules include, without limitation, Regulation M, which may limit the timing of or prohibit the purchase and sale of debentures and shares of common stock by the selling securityholders and any such other person. In addition, under Regulation M, any selling securityholder or other person engaged in the "distribution", within the meaning of Regulation M, of the debentures or the shares of common stock issuable upon conversion of the debentures may not engage in market-making activities with respect to the debentures or the common stock for certain periods prior to the commencement of that distribution, unless, in the case of persons other than selling securityholders, an applicable exemption is available under Regulation M. The foregoing may affect the marketability of the debentures and the common stock issuable upon conversion of the debentures and the ability of any person or entity to engage in market-making activities with respect to those securities.

         In that regard, the selling securityholders are required to acknowledge that they understand their obligations to comply with the provisions of the Securities Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with the offering made by this prospectus. Each selling securityholder is required to agree that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

         To the extent required, the specific debentures or common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any underwriters, agent or broker-dealer, and any applicable commissions or discounts with respect to a particular sale or other disposition of debentures or shares of common stock issued on conversion of the debentures pursuant to this prospectus will be set forth in a supplement to this prospectus or, if appropriate, a post-effective amendment to the shelf registration statement of which this prospectus is a part.

         Pursuant to the registration rights agreement described above under "Registration Rights," we, on the one hand, and the selling securityholders, on the other hand, have agreed, subject to exceptions, to indemnify each other against specified liabilities, including liabilities under the Securities Act, and may be entitled to contribution from each other in respect of those liabilities.

         We will pay substantially all of the expenses incident to the offering and sale of the debentures and the common stock issuable upon conversion of the debentures pursuant to this prospectus, other than commissions, fees and discounts payable to underwriters, brokers-dealers or agents, fees and disbursements of any counsel or other advisors or experts retained by the selling securityholders and any documentary, stamp or similar issue or transfer tax.

         Under the registration rights agreement, we may be required from time to time to require holders of debentures and shares of common stock issued on conversion of the debentures to discontinue the sale or other disposition of those debentures and shares of common stock under specified circumstances. See "Registration Rights" above.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC's public reference room located at 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available on the Internet at the SEC's website at www.sec.gov. Our SEC filings are also available to the public through our website at www.kellwood.com. We have not incorporated by reference into this prospectus the information included on or linked from our website, and you should not consider it part of this prospectus.

         You may also request a copy of each document incorporated by reference in this prospectus at no cost, by writing or calling us at the following address or telephone number:

                                Kellwood Company
                              600 Kellwood Parkway
                          Chesterfield, Missouri 63017
                              Attention: Treasurer
                                 (314) 576-3100

         Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We "incorporate by reference" in this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. The information incorporated by reference is an important part of this prospectus. Any statement that is contained in a document incorporated by reference in this prospectus shall be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be considered, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any documents to the extent filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus but before the end of the offering made under this prospectus:


         o our annual report on Form 10-K for the fiscal year ended January 29, 2005; and

         o our Current Reports on Form 8-K filed on March 14, 2005 and March 15, 2005.


You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. We are not incorporating by reference any information furnished to but not filed with the SEC.

                                  LEGAL MATTERS

         The validity of the debentures has been passed upon for us by McDermott Will & Emery LLP, Chicago, Illinois.

                                     EXPERTS


         The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Kellwood Company for the year ended January 29, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the fees and expenses, other than discounts, commission and concessions payable to broker-dealers and agents, in connection with the offering and distribution of the securities being offered hereunder. Except for the SEC registration fee, all amounts are estimates. All of these fees and expenses will be borne by the Registrant.

         SEC Registration Fee                           $  25,340
         Printing and Engraving                            40,000
         Trustees' Fees and Expenses                       10,000
         Legal Fees and Expenses                           75,000
         Accounting Fees and Expenses                      25,000
         Miscellaneous                                     50,000
                                                        ---------
         Total                                          $ 225,340
                                                        =========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS


         The Delaware General Corporation Law (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or derived an improper personal benefit. Our Restated Certificate of Incorporation, as amended, contains a provision which eliminates directors' personal liability as set forth above.



         The Delaware General Corporation Law (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be indemnified; and authorizes us to buy directors' and officers' liability insurance. Indemnification provided under Section 145 is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.



         Our Restated Certificate of Incorporation, as amended, provides for indemnification to the fullest extent expressly authorized by Section 145 of the Delaware General Corporation Law for our directors, officers and employees and also to persons who are serving at our request as directors, officers or employees of other corporations (including subsidiaries). This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.



         We have purchased liability policies which indemnify its directors and officers against loss arising from claims by reason of their legal liability for acts as officers, subject to limitations and conditions as set forth in the policies.



         The above discussion of the Delaware General Corporation Law and of our Restated Certificate of Incorporation is not intended to be exhaustive and is qualified in its entirety by the statute and Restated Certificate of Incorporation.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
4.1      Indenture dated June 22, 2004 relating to the 3.50% Convertible Senior
         Debentures due 2034.*

4.2 Restated Certificate of Incorporation of Kellwood Company (incorporated herein by reference to Exhibit 3.1 of Kellwood Company's Quarterly
         Report on Form 10-Q for the quarter ended July 31, 1987).

4.3 Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of Kellwood Company's Annual Report on Form 10-K for the year ended
         February 1, 2003).

4.4 Registration Rights Agreement by and among the Company and the initial purchasers of the 3.50% Convertible Senior Debentures due 2034.*

4.5      Supplemental Indenture dated March 15, 2005 relating to the 3.5%
         Convertible Senior Debentures due 2034 (incorporated herein by reference to Exhibit 4.02 of Kellwood Company's Current Report on Form
         8-K filed on March 15, 2005).

5.1      Opinion of McDermott Will & Emery LLP regarding legality.

8.1      Opinion of McDermott Will & Emery LLP regarding certain tax matters.*

12.1     Statement regarding Computation of Ratio of Earnings to Fixed Charges.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2     Consent of McDermott Will & Emery LLP (included in Exhibit 5).

24.1     Powers of Attorney (included on signature pages).

25.1     Statement of Eligibility of Trustee on Form T-1.*


*  Previously filed.

ITEM 17. UNDERTAKINGS

The registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  ii. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Kellwood Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Kellwood Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions (except for the insurance referred to in the last paragraph of Item 15), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding and other than a claim under such insurance) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on the 17th day of March, 2005.


                                        Kellwood Company


                                        By: /s/ Thomas H. Pollihan
                                            ------------------------------------
                                            Thomas H. Pollihan
                                            Senior Vice President, Secretary and
                                            General Counsel



         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated and on the 17th day of March, 2005:


         SIGNATURE                            TITLE
         ---------                            -----
*                               Director, Chairman of the Board and Chief Executive
--------------------------      Officer
        Hal J. Upbin

*                               Director, President and Chief Operating Officer
--------------------------
   Robert C. Skinner, Jr.

*                               Executive Vice President Finance and Chief Financial
--------------------------      Officer (principal financial officer)
      W. Lee Capps, III

*                               Vice President Finance (principal accounting officer)
--------------------------
     Lawrence E. Hummel

*                               Director
---------------------------
        Martin Bloom

*                               Director
---------------------------
     Kitty G. Dickerson

*                               Director
---------------------------
       Jerry M. Hunter

*                               Director
---------------------------
       Larry R. Katzen

*                               Director
---------------------------
       Janice E. Page

* Pursuant to Power of Attorney

/s/ Thomas H. Pollihan
----------------------
Attorney-In-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on the 17th day of March, 2005.

                                              American Recreation Products, Inc.


                                              By: /s/ Thomas H. Pollihan
                                                  ------------------------------
                                                  Thomas H. Pollihan


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of American Recreation Products, Inc., a Delaware corporation, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Hal J. Upbin, W. Lee Capps III and Thomas H. Pollihan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to sign such documents and to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated and on the 17th day of March, 2005:



                SIGNATURE                             TITLE
                ---------                             -----

/s/ Hal J. Upbin                       Chief Executive Officer and Director
---------------------------------
         Hal J. Upbin

/s/ W. Lee Capps, III                  Chief Financial Officer and Director
---------------------------------
       W. Lee Capps, III

/s/ Thomas H. Pollihan                 Director
---------------------------------
       Thomas H. Pollihan

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on the 17th day of March, 2005.

                                               Biflex International, Inc.


                                               By: /s/ Thomas H. Pollihan
                                                  ------------------------------
                                                  Thomas H. Pollihan



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Biflex International, Inc., a New York corporation, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Hal J. Upbin, W. Lee Capps III and Thomas H. Pollihan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to sign such documents and to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated and on the 17th day of March, 2005:



                SIGNATURE                             TITLE
                ---------                             -----

/s/ Hal J. Upbin                       Chief Executive Officer and Director
---------------------------------
         Hal J. Upbin

/s/ W. Lee Capps, III                  Chief Financial Officer and Director
---------------------------------
       W. Lee Capps, III

/s/ Thomas H. Pollihan                 Director
---------------------------------
      Thomas H. Pollihan

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on the 17th day of March, 2005.

                                               Briggs New York, Inc.


                                               By: /s/ Thomas H. Pollihan
                                                   -----------------------------
                                                       Thomas H. Pollihan




                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Briggs New York, Inc., a Delaware corporation, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Hal J. Upbin, W. Lee Capps III and Thomas
H. Pollihan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to sign such documents and to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated and on the 17th day of March, 2005:



                SIGNATURE                             TITLE
                ---------                             -----

/s/ Hal J. Upbin                       Chief Executive Officer and Director
---------------------------------
       Hal J. Upbin

/s/ W. Lee Capps, III                  Chief Financial Officer and Director
---------------------------------
     W. Lee Capps, III

/s/ Thomas H. Pollihan                 Director
---------------------------------
     Thomas H. Pollihan

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on the 17th day of March, 2005.


                                               Costura Dominicana, Inc.


                                               By: /s/ Thomas H. Pollihan
                                                   ----------------------------
                                                   Thomas H. Pollihan



                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Costura Dominicana, Inc., a Delaware corporation, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Hal J. Upbin, W. Lee Capps III and Thomas
H. Pollihan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to sign such documents and to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated and on the 17th day of March, 2005:



                SIGNATURE                             TITLE
                ---------                             -----

/s/ Robert C. Skinner, Jr.             Chief Executive Officer and Director
---------------------------------
     Robert C. Skinner, Jr.

/s/ W. Lee Capps, III                  Chief Financial Officer
---------------------------------
      W. Lee Capps, III

/s/ Hal J. Upbin                       Director
---------------------------------
         Hal J. Upbin

/s/ Thomas H. Pollihan                 Director
---------------------------------
      Thomas H. Pollihan

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on the 17th day of March, 2005.


                                               Dorby Frocks, Ltd.


                                               By: /s/ Thomas H. Pollihan
                                                   -----------------------------
                                                   Thomas H. Pollihan



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Dorby Frocks, Ltd., a New York corporation, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Hal J. Upbin, W. Lee Capps III and Thomas
H. Pollihan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to sign such documents and to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated and on the 17th day of March, 2005:



                SIGNATURE                             TITLE
                ---------                             -----

/s/ Hal J. Upbin                       Chief Executive Officer and Director
---------------------------------
          Hal J. Upbin

/s/ W. Lee Capps, III                  Chief Financial Officer and Director
---------------------------------
        W. Lee Capps, III

/s/ Thomas H. Pollihan                 Director
---------------------------------
      Thomas H. Pollihan

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on the 17th day of March, 2005.


                                               GCI IP Sub, Inc.


                                               By: /s/ Thomas H. Pollihan
                                                   ----------------------------
                                                   Thomas H. Pollihan



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of GCI IP Sub, Inc., a Delaware corporation, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Hal J. Upbin, W. Lee Capps III and Thomas
H. Pollihan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to sign such documents and to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated and on the 17th day of March, 2005:



                SIGNATURE                             TITLE
                ---------                             -----

/s/ W. Lee Capps, III                  Chief Executive Officer
---------------------------------
        W. Lee Capps, III

/s/ Jay Cope                           Chief Financial Officer and Director
---------------------------------
           Jay Cope

/s/ Thomas H. Pollihan                 Director
---------------------------------
      Thomas H. Pollihan

/s/ Keith A. Grypp                     Director
---------------------------------
         Keith A. Grypp

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on the 17th day of March, 2005.


                                               GCW Holdings, Inc.


                                               By: /s/ Thomas H. Pollihan
                                                   ----------------------------
                                                   Thomas H. Pollihan



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of GCW Holdings, Inc., a Delaware corporation, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Hal J. Upbin, W. Lee Capps III and Thomas
H. Pollihan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to sign such documents and to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated and on the 17th day of March, 2005:



                SIGNATURE                             TITLE
                ---------                             -----

/s/ Robert C. Skinner, Jr.             Chief Executive Officer
---------------------------------
    Robert C. Skinner, Jr.

/s/ Jay Cope                           Chief Financial Officer
---------------------------------
           Jay Cope

/s/ Thomas H. Pollihan                 Director
---------------------------------
      Thomas H. Pollihan

/s/ Keith A. Grypp                     Director
---------------------------------
         Keith A. Grypp

/s/ Robert A. Sagedy, Jr.              Director
---------------------------------
      Robert A. Sagedy, Jr.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on the 17th day of March, 2005.


                                               Gerber Childrenswear, Inc.


                                               By: /s/ Thomas H. Pollihan
                                                   ----------------------------
                                                   Thomas H. Pollihan


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Gerber Childrenswear, Inc., a Delaware corporation, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Hal J. Upbin, W. Lee Capps III and Thomas H. Pollihan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to sign such documents and to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated and on the 17th day of March, 2005:



                SIGNATURE                             TITLE
                ---------                             -----

/s/ Robert C. Skinner, Jr.             Chief Executive Officer and Director
---------------------------------
     Robert C. Skinner, Jr.

/s/ W. Lee Capps, III                  Chief Financial Officer and Director
---------------------------------
        W. Lee Capps, III

/s/ Hal. J. Upbin                      Director
---------------------------------
          Hal J. Upbin

/s/ Thomas H. Pollihan                 Director
---------------------------------
        Thomas H. Pollihan

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on the 17th day of March, 2005.


                                               Halmode Apparel, Inc.


                                               By: /s/ Thomas H. Pollihan
                                                   ----------------------------
                                                   Thomas H. Pollihan



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Halmode Apparel, Inc., a Delaware corporation, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Hal J. Upbin, W. Lee Capps III and Thomas
H. Pollihan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to sign such documents and to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated and on the 17th day of March, 2005:



                SIGNATURE                             TITLE
                ---------                             -----

/s/ Hal J. Upbin                       Chief Executive Officer and Director
---------------------------------
           Hal J. Upbin

/s/ W. Lee Capps, III                  Chief Financial Officer and Director
---------------------------------
        W. Lee Capps, III

/s/ Thomas H. Pollihan                 Director
---------------------------------
       Thomas H. Pollihan

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on the 17th day of March, 2005.



                                              Kellwood Financial Resources, Inc.


                                              By: /s/ Thomas H. Pollihan
                                                  -----------------------------
                                                  Thomas H. Pollihan


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Kellwood Financial Resources, Inc., a Tennessee corporation, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Hal J. Upbin, W. Lee Capps III and Thomas H. Pollihan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to sign such documents and to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated and on the 17th day of March, 2005:



                SIGNATURE                             TITLE
                ---------                             -----

/s/ W. Lee Capps, III                  Chief Executive Officer and Director
---------------------------------
       W. Lee Capps, III


/s/ Lawrence E. Hummel                 Chief Financial Officer
---------------------------------
       Lawrence E. Hummel

/s/ Hal J. Upbin                       Director
---------------------------------
          Hal J. Upbin

/s/ Thomas H. Pollihan                 Director
---------------------------------
      Thomas H. Pollihan

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on the 17th day of March, 2005.


                                               Koret of California, Inc.


                                               By: /s/ Thomas H. Pollihan
                                                   ----------------------------
                                                   Thomas H. Pollihan


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Koret of California, Inc., a California corporation, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Hal J. Upbin, W. Lee Capps III and Thomas H. Pollihan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to sign such documents and to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated and on the 17th day of March, 2005:



                SIGNATURE                             TITLE
                ---------                             -----

/s/ Hal J. Upbin                       Chief Executive Officer and Director
---------------------------------
         Hal J. Upbin

/s/ W. Lee Capps, III                  Chief Financial Officer and Director
---------------------------------
        W. Lee Capps, III

/s/ Thomas H. Pollihan                 Director
---------------------------------
       Thomas H. Pollihan

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on the 17th day of March, 2005.


                                               KWD Holdings, Inc.


                                               By: /s/ Thomas H. Pollihan
                                                   -----------------------------
                                                   Thomas H. Pollihan


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of KWD Holdings, Inc., a Delaware corporation, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Hal J. Upbin, W. Lee Capps III and Thomas
H. Pollihan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to sign such documents and to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated and on the 17th day of March, 2005:



                SIGNATURE                             TITLE
                ---------                             -----

/s/ W. Lee Capps, III                  Chief Executive Officer and Director
---------------------------------
       W. Lee Capps, III

/s/ John Bruenger                      Chief Financial Officer
---------------------------------
         John Bruenger

/s/ Keith A. Grypp                     Director
---------------------------------
        Keith A. Grypp

/s/ Robert A. Sagedy, Jr.              Director
---------------------------------
     Robert A. Sagedy, Jr.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on the 17th day of March, 2005.


                                               New Campaign, Inc.


                                               By: /s/ Thomas H. Pollihan
                                                   -----------------------------
                                                   Thomas H. Pollihan


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of New Campaign, Inc., a Delaware corporation, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Hal J. Upbin, W. Lee Capps III and Thomas
H. Pollihan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to sign such documents and to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated and on the 17th day of March, 2005:



                SIGNATURE                             TITLE
                ---------                             -----

/s/ Hal J. Upbin                       Chief Executive Officer and Director
---------------------------------
         Hal J. Upbin

/s/ W. Lee Capps, III                  Chief Financial Officer and Director
---------------------------------
       W. Lee Capps, III

/s/ Thomas H. Pollihan                 Director
---------------------------------
      Thomas H. Pollihan

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on the 17th day of March, 2005.


                                               Phat Fashions, LLC


                                               By: /s/ Thomas H. Pollihan
                                                   ----------------------------
                                                   Thomas H. Pollihan


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Phat Fashions, LLC, a New York limited liability company, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Hal J. Upbin, W. Lee Capps III and Thomas H. Pollihan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to sign such documents and to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated and on the 17th day of March, 2005:



                SIGNATURE                             TITLE
                ---------                             -----

/s/ Robert C. Skinner, Jr.             Chief Executive Officer and Director
---------------------------------
    Robert C. Skinner, Jr.


/s/ W. Lee Capps, III                  Chief Financial Officer
---------------------------------
        W. Lee Capps, III

/s/ Thomas H. Pollihan                 Director
---------------------------------
        Thomas H. Pollihan

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on the 17th day of March, 2005.


                                               Phat Licensing, LLC


                                               By: /s/ Thomas H. Pollihan
                                                   -----------------------------
                                                   Thomas H. Pollihan


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Phat Licensing, LLC, a New York limited liability company, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Hal J. Upbin, W. Lee Capps III and Thomas H. Pollihan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to sign such documents and to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated and on the 17th day of March, 2005:



                SIGNATURE                             TITLE
                ---------                             -----

/s/ Robert C. Skinner, Jr.             Chief Executive Officer and Director
---------------------------------
     Robert C. Skinner, Jr.

/s/ W. Lee Capps, III                  Chief Financial Officer
---------------------------------
       W. Lee Capps, III

/s/ Thomas H. Pollihan                 Director
---------------------------------
     Thomas H. Pollihan

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on the 17th day of March, 2005.


                                          Sierra Designs Acquisition Corporation


                                          By: /s/ Thomas H. Pollihan
                                              ----------------------------------
                                              Thomas H. Pollihan



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Sierra Designs Acquisition Corporation, a Delaware corporation, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Hal J. Upbin, W. Lee Capps III and Thomas H. Pollihan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to sign such documents and to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated and on the 17th day of March, 2005:



                SIGNATURE                             TITLE
                ---------                             -----

/s/ Hal J. Upbin                       Chief Executive Officer and Director
---------------------------------
        Hal J. Upbin

/s/ W. Lee Capps, III                  Chief Financial Officer and Director
---------------------------------
       W. Lee Capps, III

/s/ Thomas H. Pollihan                 Director
---------------------------------
       Thomas H. Pollihan